Exhibit 4.1
SIEMENS GROUP SHARE MATCHING PLAN

SIEMENS GROUP
SHARE MATCHING PLAN
effective as of November 14, 2008
as amended on November 30, 2009
as further amended on November 22, 2010
Plan Rules
PURPOSE OF THE SMP
Siemens Aktiengesellschaft (“Company”) is the principal company of Siemens Group, a worldwide operating group with activities in almost 190 countries and approximately 400,000 employees worldwide (the Company together with its controlled affiliated companies in terms of section 15 of the German Stock Corporation Act, the “Siemens Group” and each of its affiliated companies, a “Group Company”).
With the aim of encouraging Siemens Group senior managers and employees to align their interests with those of the Siemens Group, the Company has adopted a Share Matching Plan (“SMP”). This employee-participation program allows the Participating Group Companies (as defined below in Section 2.2) to offer to their employees the opportunity to benefit from Matching Shares (as defined below in Section 6), subject to conditions provided for under the SMP, further to their acquisition and holding of shares of Siemens.
For SMP Eligible Employees (as defined below in Section 3) eligibility to receive Matching Shares is conditional upon the purchase of shares under the SMP, funded by a portion of their annual bonus. For all other employees, eligibility to receive Matching Shares is conditional upon the contribution to the SMP of shares acquired by them under the Monthly Investment Plan (“MIP”), funded by payments made from their salary invested on a monthly basis over a period of 12 months.
The SMP shall be implemented in consecutive cycles (“Tranches”) with an offering to acquire Siemens Shares (each, an “Offering”) being made during each Tranche.
This document (“SMP Plan Rules”) contains the terms and conditions of the SMP and describes the requirements, conditions and procedures for the individual implementation of each Offering of Siemens Shares under the SMP by each Participating Group Company. All determinations made with respect to each Tranche and associated Offering and all country-specific determinations made by the Participating Group Companies pursuant to the SMP Plan Rules are to be reflected in the country supplement provided to the SMP Eligible Employees with respect to each Tranche in addition to the SMP Plan Rules and shall be incorporated by reference into the SMP Plan Rules and treated as part of the SMP Plan Rules.

1. SIEMENS SHARES
Shares to be offered under the SMP are registered no par value ordinary shares of the Company, each entitled to one vote in the Company’s shareholders’ meeting (“Siemens Shares”).
Siemens Shares are listed on all German stock exchanges and the stock exchanges in New York (in the form of American Depositary Shares evidenced by American Depository Receipts), London and Zurich.
2. IMPLEMENTATION OF OFFERINGS UNDER THE SMP
2.1. Determination of the Tranches and Offerings by the Company
The implementation of each new Tranche under the SMP shall be decided by a resolution of the Managing Board of the Company. For this purpose, the Managing Board, in its sole discretion, shall decide upon the following matters:
- the implementation of the relevant Tranche and its geographic scope;
- the dates and duration of the Offering associated with the applicable Tranche (“Offering Period”);
- the maximum volume of the Offering and, as the case may be, any country- specific limitations within this threshold;
- the nature of the Siemens Shares (i.e., whether the Siemens Shares to be offered under the Offering shall be existing treasury Siemens Shares, and/or shares repurchased on the market, and/or newly-issued Siemens Shares issued pursuant to an increase of the Company’s registered share capital);
- the Offering settlement date after which no payments will be accepted from the Participants (“Settlement Date”); and
- whether and to what extent the Siemens Shares and Fractional Shares (as defined below in Section 7) acquired under the MIP can be contributed to the SMP.
The Managing Board of the Company may decide on varying terms for specific countries.
The Managing Board of the Company shall also determine in its sole discretion, if and to what extent fully consolidated Group Companies shall have the opportunity to participate in the relevant Tranche and shall determine applicable conditions.
Terms and conditions of successive Offerings need not be identical.
2.2. Individual Implementation of the Offerings by the Group Companies
The Managing Board of the Company from time to time in its sole discretion will designate the Group Companies eligible to participate in a Tranche which thereupon each may decide in its discretion to implement such Tranche and make an Offering under such Tranche with respect to their SMP Eligible Employees.
Those Group Companies which elect to participate in the SMP shall conclude (or have concluded) an agreement with the Company setting forth the rights and duties of the parties in respect of the participation of the respective Group Company in the SMP. The Group Companies which have joined the SMP are referred hereinafter, together with the Company, as “Participating Group Companies” with respect to a Tranche.
To the extent required under applicable local laws, the relevant board or officer(s) of each Participating Group Company shall take such actions as shall be required under local law for the implementation of such new Tranche for such Participating Group Company’s SMP Eligible Employees.
The Offerings by the Participating Group Companies to their SMP Eligible Employees are made upon the terms and conditions as set forth in the SMP Plan Rules and as determined by the Managing Board of the Company as provided in Section 2.1 above, and, to the extent permitted by the SMP, upon the supplemental country-specific determinations made by the Participating Group Companies.
Any Offerings made under the SMP are voluntary benefits of the relevant Participating Group Company. Even if Offerings under the SMP have been made repeatedly, Participants have no entitlement to a renewed Offering or a benefit of equal value.
3. ELIGIBLE EMPLOYEES
Acquisition of Siemens Shares under the SMP is only open to the employees:
(i) who are on the pay-roll of a Participating Group Company on October 1st of the calendar year in which the implementation of a new Tranche has been decided as provided in Section 2.1 above, and who are still on the pay-roll of a Participating Group Company as of the last day of the applicable Offering Period, and
(ii) who, at these points in time, are top managers of a Participating Group Company within the E-level or senior managers of a Participating Group Company within the Global Position Level (GPL) 1, 2, 3 or 4 (or the equivalent local level).
Employees who meet the both conditions described above are referred to as the “SMP Eligible Employees”.
Notwithstanding the foregoing, a person’s or group of persons’ status as SMP Eligible Employee(s) with respect to a Tranche shall remain entirely at the discretion of the relevant Participating Group Company.
Each SMP Eligible Employee who has elected to acquire Siemens Shares under the SMP is referred hereinafter as a “Participant”.
4. ACQUISITION OF INVESTMENT SHARES BY THE SMP ELIGIBLE EMPLOYEES
Under the SMP, Siemens Shares are acquired by the SMP Eligible Employees as elected during an Offering Period as a result of an investment of a portion of their annual bonus. Siemens Shares acquired by Participants in such way are referred to as “Investment Shares”.
4.1. Purchase Orders
SMP Eligible Employees can elect to acquire Investment Shares by submitting a purchase order only during the Offering Period.
In particular, purchase orders may be made available to the SMP Eligible Employees electronically on an Internet-based platform administered by the service provider to be designated by the Company (“Service Provider”), currently UBS Deutschland AG, pursuant to Section 12. SMP Eligible Employees will be timely informed prior to the beginning of the Offering Period about the form of the purchase orders applicable for the respective Tranche.
Purchase orders become binding to the Participants at the end of the applicable Offering Period.
In the event that a Participant leaves the Siemens Group before the Acquisition Date, his/her purchase order may be cancelled by the Participating Group Company. In such event, the Participant shall no longer be entitled to delivery of Investment Shares as provided in Section 4.5 below and any processed pay-roll deduction shall be refunded.
4.2. Minimum and Maximum Purchase Amount
The acquisition of Investment Shares by the SMP Eligible Employees is subject to a minimum purchase amount equal to 1% of the SMP Eligible Employee’s gross annual bonus paid with respect to the Participating Group Company’s fiscal year which precedes the Offering Period of the applicable Tranche and to a maximum purchase amount equal to 50% of the gross amount of such bonus.
Purchase orders will be processed only within the above-mentioned limitations.
4.3. Purchase Price
The purchase price of one Investment Share acquired following an Offering Period shall be equal to the closing price of the Siemens Share in the XETRA trading at the Frankfurt Stock Exchange (or a comparable successor system) on the tenth XETRA trading day of the month of February following the end of the Offering Period (“Acquisition Date”). Any references in the SMP Plan Rules to XETRA trading or XETRA prices refer to the XETRA trading at the Frankfurt Stock Exchange (or a comparable successor system).
The purchase price shall be fixed in Euros for SMP Eligible Employees employed by a Participating Group Company in the Euro-zone and shall be fixed in the respective local currency of SMP Eligible Employee’s Participating Group Company outside the Euro-zone. For this purpose, the conversion of the purchase price into local currency shall be based on the applicable exchange rate fixed by the European Central Bank on the Acquisition Date or as otherwise provided for by the Managing Board of the Company.
4.4. Payment Method
All payments to be made by the SMP Eligible Employee for the acquisition of Investment Shares are collected by the Participating Group Company through pay- roll deduction(s) in the month(s) of payment of the annual bonus which shall be made no later than on the Settlement Date.
Country-specific pay-roll deduction(s) schedules or collection processes may additionally or exclusively be offered and be communicated to the SMP Eligible Employees locally.
Purchase orders will be processed up to the amounts deductible from the SMP Eligible

Employee’s pay-roll or collected otherwise from him/her until the Settlement Date. Purchase orders will be deemed void without additional notice to the SMP Eligible Employee to the extent the amount requested for investment remains unfunded.
Alternatively, in case that the purchase order exceeds the amount deductible from the SMP Eligible Employee’s pay-roll or collected otherwise from him/her until the Settlement Date, country-specific determinations of the applicable Tranche may provide (i) that such purchase order shall become void without notice to the SMP Eligible Employee with respect to the total amount requested for investment, or (ii) that such purchase order remains valid and the respective Participant liable accordingly whereby the Participating Group Company may also declare such purchase orders void with respect to all or part of the amount requested for investment.
4.5. Delivery of Investment Shares
The Investment Shares which are whole Siemens Shares acquired by the Participant shall be delivered and assigned to the Participant by the Company on behalf of each respective Participating Group Company by transferring Siemens Shares to the Custody Account (as defined below in Section 13) as promptly as practicable after the Acquisition Date. The Siemens Shares shall be recorded in the Company’s share register in accordance with Section 8.1 hereunder.
The number of Investment Shares to be delivered to each Participant will be calculated by dividing the invested amount by the purchase price.
Should the invested amount divided by the purchase price not result in the purchase of a whole number of Siemens Shares, the Participant will be credited with Fractional Investment Shares (as defined below in Section 7.1) which will be calculated as provided in Section 7 below.
5. CONTRIBUTION TO THE SMP OF SIEMENS SHARES ACQUIRED UNDER THE MIP
Employees who do not fall within the category of SMP Eligible Employees as provided in Section 3 above can only access the SMP through contribution to the SMP of Siemens Shares (and/or Fractional Shares) acquired under the MIP. Employees having acquired shares under the MIP are referred to hereinafter as “MIP Participants”.
Contribution of Siemens Shares (and/or Fractional Shares) acquired under the MIP to the SMP is subject to (i) the affirmative decision of the Managing Board as provided for in Section 2.1 above, (ii) the MIP Participant being employed by a Participating Group Company at the end of the Offering Period of the relevant SMP Tranche and remaining in employment with the Company or a Group Company until the Acquisition Date (inclusive), and (iii) the MIP Participant’s agreement to the SMP Plan Rules for the relevant SMP Tranche. For the purposes of this condition (iii), the Company may, in its discretion, require an express agreement, or it may determine that such agreement does not need to be explicit and shall be deemed obtained if the MIP Participant does not expressly object in the form required at that time to the contribution of his/her Siemens Shares (and/or Fractional Shares) acquired under the MIP to the SMP during the Offering Period of the applicable SMP Tranche.
Subject to the conditions set forth above in (i) to (iii), the contribution will be automatically processed on the Acquisition Date following the end of the 12-month investment period and will cover Siemens Shares held (and/or Fractional Shares credited) in the Custody Account on such date.

As of such date, MIP Participants will be deemed Participants for the SMP purposes and Siemens Shares acquired under the MIP will be deemed Investment Shares. Monthly Fractional Shares (as defined in the MIP Plan Rules) will be deemed Fractional Investment Shares.
6. MATCHING SHARES
Subject to the conditions set forth below, Participants shall benefit from the grant of Siemens Shares (and/or Fractional Shares) for free (“Matching Shares”).
Each Participating Group Company which employs a Participant at the end of the applicable Offering Period is considered to be the company granting Matching Shares to that Participant under the SMP, and is referred to as the “Grantor”. Similarly, with respect to Siemens Shares and/or Fractional Shares contributed to the SMP from the MIP, the Grantor of Matching Shares will be the Participating Group Company which employs the MIP Participant at the end of the Offering Period of the relevant SMP Tranche.
6.1. Entitlement to Matching Shares
For every 3 (three) Investment Shares, Participants shall be entitled to 1 (one) Matching Share. Fractional Investment Shares shall entitle Participants to matching by applying the same ratio.
Entitlement to Matching Shares is subject to employment of the Participant by the Company or a Group Company on the Acquisition Date and compliance with the following conditions throughout the period starting on the Acquisition Date and ending on January 31 (inclusive), of the third calendar year following the calendar year of the Acquisition Date (“Vesting Period”):
(i) continued employment of the Participant with the Grantor, the Company or another Group Company;
(ii) continued holding of the relevant number of Investment Shares by the Participant in the Custody Account; and
(iii) compliance with all terms and conditions of the SMP.
No hedging on Investment Shares (e.g. forward sale, put options, cash or physically settled derivatives) shall be permitted.
The entitlement to Matching Shares corresponding to Investment Shares which are sold, transferred, hedged on, pledged or hypothecated in any way during the Vesting Period shall cease without additional notice or refund. This does not apply with respect to the agreement on the lien pursuant to section 14 of the General Business Conditions of UBS Deutschland AG or any comparable provision of any agreement with a future service provider.
The number of Matching Shares to which the Participant is generally entitled may be reduced due to withholding of taxes and social security contributions pursuant to Section 6.4.
6.2. Termination and other Events that Impact the Employment Agreement
If the Participant ceases to be employed with the Grantor, the Company or another Group Company during the Vesting Period, the following rules shall apply, unless mandatory local law provisions require otherwise.
For the avoidance of doubt, transfers of employment without interruption within the Siemens Group during the Vesting Period shall have no impact on the vesting of Participant’s rights under the SMP, except specific provisions applicable to Participants having the status of the Construction Project Delegates as provided below.
(i) If the Participant terminates his/her employment, or if the employing Company or Group Company terminates the employment for cause, or if the employment is terminated by mutual agreement with the employing Company or Group Company (other than for the avoidance of cancellation for operational reasons), or if the term of the Participant’s employment expires, any entitlement of the Participant to Matching Shares shall forfeit without prior notice or refund. Moreover, any entitlements to Matching Shares shall also forfeit without compensation (a) in the event of assignment of a Participant as a Construction Project Delegate to a country different from the country of location of the Grantor of his/her Matching Shares, and (b) in the event that a Participant who has submitted a purchase order during an Offering Period while already on such assignment departs from that country. Further, any entitlements to Matching Shares shall forfeit without prior notice or refund if the Trust and Custody Agreement (as defined below in Section 13) is terminated due to a revocation of the data privacy consent by the Participant as set forth in Sections 10 and 15 of the Trust and Custody Agreement;
(ii) if the employing Company or Group Company terminates the employment without cause or for operational reasons (aus betriebsbedingten Gründen) or in the event of a termination by way of a cancellation contract for the avoidance of termination for operational reasons (Aufhebungsvertrag aus betriebsbedingten Gründen), or in the event of termination of employment due to the Participant’s inability to work, or in the event of the Participant’s retirement pursuant to applicable laws or, in the absence of such laws providing for specific terms and conditions for retirement, pursuant to the rules of the employing Company or Group Company applicable in the particular country, or death, the Participant (or his/her heirs respectively) is only entitled to a cash compensation in lieu of Matching Shares. This cash compensation is calculated on a pro-rata-temporis basis (for the portion of the Vesting Period that has passed), based on the closing share price of the Siemens Share in the XETRA trading on the last XETRA trading day of the month in which the employment of the Participant ended, the Participant retired or died;
(iii) in the event of a divestiture of the employing Company or Group Company, if the Participant continues to be employed by the Company or a company qualifying as a Group Company with effect as of or immediately after the effective date of such divestiture, the Participant’s rights under the SMP will not be affected;
(iv) in the event of a divestiture of the employing Company or Group Company, if the Participant does not continue to be employed by a company qualifying as provided above after the effective date of such divestiture (due to the termination of employment of that Participant or due to a change in control in the employing Group Company), he/she is only entitled to a cash compensation in lieu of Matching Shares to be calculated in accordance with the provision (ii) above as of the effective date.
To the extent necessary to prevent or avoid inclusion in income under section 409A of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (“Code”), if a Participant who is a U.S. citizen or resident ceases to be employed by a Group Company, any payment under this Section 6.2 will be paid upon the Participant’s “separation from service” within the meaning of section 409A of the Code or if the Participant is a “specified employee” within the meaning of section 409A of the Code, any payment under this Section 6.2 will be paid on the date that is six (6) months following the Participant’s “separation from service” within the meaning of section 409A of the Code.
6.3. Adjustment of Participant’s Entitlement to Matching Shares
In the case of occurrence of an event and/or transactions between the Acquisition Date of Investment Shares and the delivery of Matching Shares that have an effect on the Company’s shares, including, but not limited to, grant by the Company of a direct or indirect subscription right to its shareholders, increase of the subscribed capital by the issue of new shares, issue of bonds carrying conversion or option rights, or reduction of share capital, the Managing Board is authorised, in its sole discretion, to establish economic equality for the Participants such that the proportionate interest of each Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. In the case of occurrence of an event that leads to dilution, anti-dilution may be achieved by way of adjustment of the number of Matching Shares or fractions thereof to be delivered to Participants. Participants have no affirmative right to any such specific measure or to any anti-dilution absent action by the Managing Board of the Company, which has no obligation to provide any such measures.
No anti-dilution will be granted in the event of an issue of shares, bonds or option rights in the course of equity-based remuneration programmes of the Company.
(i) In the event of a capital increase from the Company’s funds by issue of new shares, pursuant to section 218 German Stock Corporation Act (AktG), it is anticipated that the entitlement of the Participants to Matching Shares shall be increased in the same proportion as the subscribed capital. In the event that the capital increase from the Company’s funds is conducted without an issue of new shares (section 207 para. 2 sentence 2 AktG), the number of Matching Shares to be delivered shall remain unchanged.
(ii) In the event of a capital reduction, there will be no adjustment of the number of Matching Shares to be delivered, provided that the total number of shares of the Company’s stock is not changed by the capital reduction or that the reduction is conducted in combination with a repayment of capital or with an acquisition of treasury shares against consideration. In the event of a capital reduction by means of a consolidation of shares without capital repayment and in the event of an increase of the number of shares without a change to the capital (share split), it is anticipated that the number of Matching Shares which shall be delivered to Participants shall be reduced or increased, respectively, in accordance with the proportion of the capital reduction or the share split.
In the event that the adjustment of the number of Matching Shares made pursuant to this Section does not result in an entire number of Matching Shares, Participants will be entitled to receive Fractional Shares.
6.4. Settlement of Participant’s Entitlement to Matching Shares
To the extent that the Matching Shares to which a Participant is entitled in accordance with this Section 6 are whole Siemens Shares, such shares shall be delivered and assigned to the Participant by the Company on behalf of the respective Grantors by transferring treasury stock or newly-issued Siemens Shares to the Custody Account or any other custody account used for the administration of the SMP. However, Matching Shares may also result from purchases made on the market by the Service Provider on behalf of the Grantors.

Matching Shares shall be delivered on the first bank working day (meaning any day except Saturdays, Sundays and banking holidays in the State of Hesse or Bavaria in Germany) following the expiry of the Vesting Period or as promptly as practicable thereafter. The Matching Shares shall be recorded in the Company’s share register in accordance with Section 8.1 hereunder.
If the entitlement of a Participant to matching does not correspond to a whole Siemens Share, Fractional Shares will be calculated and credited in the Custody Account in the name of such Participant concomitantly to the delivery of Siemens Shares as provided above.
The actual number of Matching Shares delivered and Fractional Shares credited to the Custody Account may be reduced by withholdings of any estimated amounts of tax and social security contributions owed by the Participant, if and to the extent such withholdings are required by law and will not already be made pursuant to Section 9. If need be, Fractional Shares will be credited after such withholding.
Notwithstanding the provisions above, the Grantor reserves the right to decide that a cash compensation (in Euro or local currency) shall be paid to the Participant in lieu of Matching Shares or fractions thereof. The amount of the cash compensation shall be calculated with respect to the closing share price of the Siemens Share in the XETRA trading on the first XETRA trading day following the end of the Vesting Period.
Cash amounts will be paid directly to the Participants net of applicable tax and social security contributions due by the Participant, if any.
7. FRACTIONAL SHARES
7.1. Creation and legal nature of Fractional Shares
If and to the extent the amounts that a Participant elects to invest in Siemens Shares do not result in the acquisition of one or more whole Siemens Shares, such residual amount for which a whole Siemens Share could not be purchased will be applied for the creation of a virtual fraction of a Siemens Share. The creation of such fraction will not consist in the issuance to the Participant of a physical fraction of a Siemens Share but will only establish a claim of the Participant against the Service Provider that consists in rights as described below (“Fractional Share”). Consequently, Fractional Shares do not confer any shareholder rights.
Fractional Shares may also be created upon any further acquisition of additional Siemens Shares (such as the result of reinvestment of dividends or delivery of Matching Shares).
Fractional Shares credited concomitantly to Investment Shares will be identified as “Fractional Investment Shares” and will produce entitlement to fractions of Matching Shares correspondingly. Unless otherwise specified in the SMP Plan Rules or the context requires, Fractional Investment Shares shall be deemed Investment Shares and Fractional Shares credited as a result of matching shall be deemed Matching Shares for purposes of the SMP Plan Rules.
Fractional Shares are not transferable, except by inheritance, and may only be converted into whole Siemens Shares or cashed-out by the Service Provider as provided below.
7.2. Calculation of Fractional Shares

Fractional Investment Shares shall be calculated as a percentage of one Investment Share based on the closing XETRA price for one Siemens Share on the Acquisition Date.
Fractional Shares credited subsequently as a result of reinvestment of dividends or matching will be calculated as provided below.
All calculations will be rounded down to the third decimal place. Residual fractions resulting from such rounding will not be considered.
7.3. Underlying Siemens Shares
The Service Provider will hold a number of Siemens Shares corresponding to the aggregate amount of all Fractional Shares created under the SMP and the MIP (“Underlying Siemens Shares”).
The Service Provider will be the legal owner of the Underlying Siemens Shares and will accordingly be registered in the Company’s share register. The Service Provider will not exercise voting rights with respect to the Underlying Siemens Shares.
7.4. Conversion in whole Siemens Shares
To the extent the sum of the Fractional Shares held by a Participant equals to a whole number (“Conversion Event”), those Fractional Shares will be converted into such whole number of Siemens Shares delivered to the Custody Account in such Participant’s name (“Conversion Shares”), thereby transferring legal ownership of such Siemens Share to the Participant. Residual amounts attributable to such Participant will remain invested in Fractional Shares.
The Participant will be registered in the Company’s share register for the Conversion Shares in accordance with Section 8.1 below.
Upon conversion, any rights of a Participant resulting from the converted Fractional Shares shall cease to exist and Conversion Shares shall be subject to all provisions of the SMP Plan Rules and Trust and Custody Agreement, except with respect to the rights for matching which shall remain calculated based on the Fractional Investment Shares held by the Participant prior to the Conversion Event.
7.5. Matching of Fractional Shares
Fractional Shares will be entitled to matching subject to conditions provided for in Section 6.1 to the extent they qualify as Fractional Investment Shares. For the purposes of matching, all prior conversions will be disregarded and Fractional Investment Shares which were held by Participants prior to Conversion Events will be considered; however it being understood that the Participant’s shareholder rights with respect to the Siemens Shares resulting from converted Fractional Shares shall remain unaffected.
Matching will be carried out by applying the same matching ratio as for Investment Shares (i.e., 1 for 3) on the Fractional Investment Share.
With respect to the termination of employment of a Participant Section 6.2 above shall apply accordingly.

With respect to any adjustments of a Participant’s entitlement to matching with regard to Fractional Shares Section 6.3 shall apply accordingly.
7.6. Rights to dividends equivalents
Fractional Shares will entitle their holders to a proportionate claim in cash with respect to any dividends paid for the Underlying Siemens Shares. The debtor of such claim is the Service Provider. As a result, Participants who hold entitlement to Fractional Shares will receive from the Service Provider dividend’s equivalents on a pro-rata basis. The amounts resulting from those calculations may be reduced to the extent necessary to reimburse to the Service Provider the withholding taxes applicable on the dividends, if any.
Any amounts resulting from the above right for dividend’s equivalents shall not be paid out to the Participant in cash, but rather be reinvested in the acquisition of additional Siemens Shares (and/or Fractional Shares).
7.7. Cashing-out of Fractional Shares
Fractional Shares may only be cashed-out by the Service Provider.
Cashing-out of Fractional Shares may be requested by the Participant any time, subject to the provisions in the Trust and Custody Agreement. In the event that a Participant leaves Siemens Group any Fractional Shares will automatically be cashed-out in accordance with the provisions of Section 15.4 of the Trust and Custody Agreement and Section 13 below.
The Service Provider executes the cashing-out request according to the provisions of the Trust and Custody Agreement and transfers the cash amount to the Participant.
7.8. Reference to the Trust and Custody Agreement
The rights and obligations of the Participants and the Service Provider in respect of the Fractional Shares shall conclusively be governed by the Trust and Custody Agreement to be entered into by each Participant and the Service Provider as provided in Section 13.
8 REGISTRATION IN THE SHARE REGISTER / REINVESTMENT OF DIVIDENDS
8.1 Registration in the Company’s Share Register
Upon transfer of Siemens Shares acquired under the SMP to the Custody Account or another custody account used for the administration of the SMP, the Participant becomes legal owner of such Siemens Shares and will be registered in the Company’s share register accordingly.
As long as the Participant’s Siemens Shares acquired under the SMP are held in the Custody Account, the shareholders’ rights with respect to those shares shall be exercised in accordance with the German Stock Corporation Act, the Company’s Articles of Association, the SMP Plan Rules, and the provisions of the Trust and Custody Agreement. By submitting a purchase order during the applicable Offering Period, each Participant agrees vis-à-vis the Company to be registered in the Company’s share register and to receive shareholders’ meeting materials (in particular invitation and agenda of upcoming shareholders’ meetings) in electronic form. For avoidance of doubt, Fractional Shares will not be registered in the Company’s share register.
8.2 Reinvestment of Dividends

As long as the Participant maintains his/her Siemens Shares in the Custody Account, dividends will not be paid out in cash but will be reinvested. This means that additional Siemens Shares will be acquired by the Service Provider on behalf of the Participant for the amount of the dividend (less taxes and levies) and transferred to the Custody Account.
The purchase price to be applied for the reinvestment will be the Volume Weighted Average Price (VWAP) of the Siemens Share in the XETRA trading or such other market price of the trading day when the Service Provider receives the cash corresponding to the payment of dividends, or, if at that time the Frankfurt Stock Exchange is already closed, the VWAP or other market price of the following trading day. The delivery of the additional Siemens Shares (and/or crediting of Fractional Shares) by the Service Provider to the Participant will occur as soon as practicable after the purchase.
Siemens Shares (and/or Fractional Shares) resulting from reinvestment of dividends do not produce entitlement to Matching Shares.
9. TAX WITHHOLDING
The withholding of taxes or similar levies (e.g. employee’s social security contributions) in connection with the participation in the SMP will be carried out by the respective employer or Service Provider, as required by the applicable tax or other laws. Any amounts to be withheld by the employer may be withheld from pay or other amounts due to the Participant, unless withholding will be made pursuant to Section 6.4, or at the Participating Group Company’s decision, some or all of the Siemens Shares to be delivered (and/or Fractional Shares to be credited) to the Participant may be sold and the relevant amounts withheld from the sale proceeds.
Participants are obliged to forward a payment in the appropriate amount to their employer to cover the due taxes and similar expenses, to the extent that withholdings from pay or other amounts due to such Participant are insufficient. In the event that the Participant does not, upon request of the Group Company, deliver satisfactory proof of payment of such amounts, the Group Company may delay delivery of Matching Shares in its sole discretion.
10. NO RIGHT TO CONTINUING EMPLOYMENT
The participation of Eligible Employees in the SMP is voluntary. Purchase of Investment Shares under the SMP shall not confer upon a Participant any rights with respect to establishing or continuing the Participant’s employment with the Company or any Group Company, nor shall it interfere in any way with the Participant’s right or the Company’s or Group Company’s right, as the case may be, to terminate such employment in accordance with the terms and conditions of employment. An individual’s decision not to participate in the SMP or to hold Investment Shares for the full Vesting Period will have no consequences on the Participant’s employment with the Company or any Group Company or any entitlements related to his/her employment.
11. EXPENSES UNDER THE SMP
Each Participating Group Company shall bear with respect to its Participants all costs associated with the purchase and delivery of the Investment Shares, their operation in the Custody Account under the SMP, and the general administration of the SMP, except for any costs associated with the sale of any shares which shall be borne by the Participant. All costs associated with the delivery of Matching Shares to the Participants shall be borne by their Grantors.

Expenses charged to the Participant by the Service Provider in accordance with the Trust and Custody Agreement will be deducted from the proceeds of the sale prior to remittance of the cash amounts.
12. ADMINISTRATION OF THE SMP
The Company, acting on behalf of all Participating Group Companies, has entered into an agreement with the Service Provider for the purpose of administration of the SMP, providing trust and custody services with regard to the Participants’ Siemens Shares and facilitating the Participants’ entitlements to Fractional Shares under the SMP (“Service Agreement”). The Service Provider will provide directly or indirectly (through a UBS group company) the required administration services to the Participants via an Internet-based platform (currently a platform called “EquatePlus”) and through a call center.
In case of termination of the Service Agreement with the Service Provider the Company will arrange for appropriate replacement services be provided by another service provider which the Company will appoint at its sole discretion.
13. CUSTODY OF SIEMENS SHARES
All Siemens Shares acquired by any Participant under the SMP shall be held in a collective custody account opened in the name of the Service Provider (“Custody Account”), subject to the terms and conditions of the agreement to be entered into between each Participant and the Service Provider, a sample of which is attached in the Schedule (“Trust and Custody Agreement”) and which shall be incorporated by reference into the SMP Plan Rules and treated as part of the SMP Plan Rules. The Trust and Custody Agreement between the individual Participant and the Service Provider will be entered into by the Participant submitting a purchase order during the applicable Offering Period, thereby accepting the SMP Plan Rules and the terms of the Trust and Custody Agreement.
Each Participant may request the transfer of Siemens Shares from the Custody Account to his/her personal securities account or the sale of Siemens Shares directly from the Custody Account. In the event that the Participant requests transfer or sale of all of his/her Siemens Shares, any such request shall be deemed a simultaneous request to cash out his/her Fractional Shares. With respect to Fractional Shares, the Participant will receive the cash equivalent calculated on the basis of the XETRA closing price of the Siemens Share as of the date of such transfer or sale.
If any transfer, sale or cash-out occurs with respect to Investment Shares (including Fractional Investment Shares) prior to the delivery of the relating Matching Shares, all entitlements to Matching Shares or any cash compensation corresponding to the transferred or sold Investment Shares or cashed out Fractional Investment Shares will be forfeited in accordance with Section 6.1 above.
In particular, according to Section 7.1 of the Trust and Custody Agreement, transfer and sale requests will be executed applying the first-in-first-out principle. This means that that upon execution of a transfer and/or sales order, those Siemens Shares (and/or Fractional Shares) that have been acquired first will be transferred, sold or cashed-out, as applicable, with the consequence of the forfeiture of all corresponding entitlements to Matching Shares, if any, as described above.

This does not apply in the event that the Service Agreement with the Service Provider terminates, and that the Siemens Shares are transferred from the Custody Account to the collective custody account of the newly appointed service provider. In such case, all entitlements to Matching Shares shall remain unaffected.
In the event that a Participant leaves Siemens Group after the Offering Period, the Trust and Custody Agreement for such Participant will terminate automatically. In such case, the Service Provider shall proceed as provided in Section 15.4 of the Trust and Custody Agreement. In particular, unless otherwise instructed by the Participant within a 4-month period from the date of termination of the Participant’s employment with the Company or a Group Company, the Service Provider is entitled to sell the Participant’s Siemens Shares and cash-out Fractional Shares on the first XETRA trading day following the end of the abovementioned 4-month period.
14. INFORMATION OF PARTICIPANTS REGARDING THEIR SIEMENS SHARES
The Service Provider will provide to each Participant an annual statement of his/her holdings under the SMP and a transaction confirmation upon completion of each transaction by such Participant in Siemens Shares and Fractional Shares held in the Custody Account (and/or Fractional Shares credited in the Participant’s name). Such statements and confirmations will, in principle, be made available via the Internet-based platform (EquatePlus or successor platform). In respect of any communication to be sent to the Participant by mail or electronic mail, each Participant agrees to timely inform his/her employing Company or Group Company and the Service Provider of any change of address.
15. MODIFICATION OF THE SMP PLAN RULES
The Managing Board of the Company may amend at any time the SMP Plan Rules subject to appropriate notice to the Participants. However, the rights and obligations under any rights acquired before amendment of the SMP Plan Rules shall not be impaired in any material manner by any amendment of the SMP Plan Rules, except with the consent of the Participant to whom such rights were granted, or except as necessary or advisable to comply with any laws or governmental regulations.
16. SEVERABILITY
Whenever possible, each provision of the SMP Plan Rules shall be interpreted in such a manner as to be effective and valid under the law applicable to each Participating Group Company, however, each provision of the SMP Plan Rules is intended to be severable and if any provision is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such provision shall be severed from the SMP Plan Rules and will not affect the legality, validity or enforceability of the remainder the SMP Plan Rules. Further, should any provision of the SMP Plan Rules be or become ineffective because of any change in applicable law, or should the SMP Plan Rules fail to include a provision that is required as a matter of the applicable law, the validity of the other provisions of the SMP Plan Rules shall not be affected thereby.
***

SIEMENS GROUP
MONTHLY INVESTMENT PLAN
effective as of November 30, 2009
Plan Rules
Purpose of the MIP
Siemens Aktiengesellschaft (“Company”) is the principal company of Siemens Group, a worldwide operating group with activities in almost 190 countries and approximately 400,000 employees worldwide (the Company together with its controlled affiliated companies in terms of section 15 of the German Stock Corporation Act, the “Siemens Group” and each of its affiliated companies, a “Group Company”).
With the aim of encouraging Siemens Group employees to align their interests with those of the Siemens Group, the Company has adopted a Monthly Investment Plan (“MIP”). This employee-participation program allows the Participating Group Companies (as defined below in Section 2.2) to offer to their MIP Eligible Employees (as defined below in Section 3) the opportunity to make investments in Siemens Shares on a monthly basis and potentially benefit from the provisions of the Share Matching Plan (“SMP”) and allocation of Siemens Shares for free provided for therein, subject to a decision of the Managing Board of the Company and the Participant’s consent to the plan rules for the relevant SMP Tranche (“SMP Plan Rules”).
The MIP shall be implemented in consecutive cycles (“Tranches”) each corresponding to an associated Investment Period (as defined below in Section 4).
This document (“MIP Plan Rules”) contains the terms and conditions of the MIP and describes the requirements, conditions and procedures for the individual implementation by each Participating Group Company. All determinations made with respect to each Tranche and all country-specific determinations made by the Participating Group Companies pursuant to the MIP Plan Rules are to be reflected in the country supplement provided to the MIP Eligible Employees with respect to each Tranche in addition to the MIP Plan Rules and shall be incorporated by reference into the MIP Plan Rules and treated as part of the MIP Plan Rules.
1. Siemens Shares
Shares to be acquired under the MIP are registered no par value ordinary shares of the Company, each entitled to one vote in the Company’s shareholders meeting (“Siemens Shares”).
Siemens Shares are listed on all German stock exchanges and the stock exchanges in New York (in the form of American Depositary Shares evidenced by American Depository Receipts), London and Zurich.
2. Implementation of Investment Periods under the MIP
2.1 Determination of the Tranches and Investment Periods by the Company

The implementation of each new Tranche under the MIP shall be subject to an affirmative decision by the Managing Board of the Company. For this purpose, the Managing Board, in its sole discretion, shall decide upon the following matters:
- the implementation of the relevant Tranche and its geographic scope;
- the dates and duration for the enrollment in the applicable Tranche (“Offering Period”);
- the maximum volume of the offering and, as the case may be, any country-specific limitations within this threshold;
- the nature of the Siemens Shares (i.e., whether the Siemens Shares to be acquired during the Investment Period shall be existing treasury Siemens Shares, and/or shares repurchased on the market, and/or newly-issued Siemens Shares issued pursuant to an increase of the Company’s registered share capital).
The Managing Board of the Company may decide on varying terms for specific countries.
The Managing Board of the Company shall also determine in its sole discretion, if and to what extent fully consolidated Group Companies shall have the opportunity to participate in the relevant Tranche and shall determine applicable conditions.
Terms and conditions applicable to successive Tranches need not be identical.
2.2 Individual Implementation of the Tranche by the Group Companies
The Managing Board of the Company from time to time in its sole discretion will designate the Group Companies eligible to participate in a Tranche which thereupon each may decide in its discretion to implement the Tranche with respect to their MIP Eligible Employees.
Those Group Companies which elect to participate in the MIP shall conclude (or have concluded) an agreement with the Company setting forth the rights and duties of the parties in respect of the participation of the respective Group Company in the MIP. The Group Companies which have joined the MIP are referred hereinafter, together with the Company, as “Participating Group Companies” with respect to a Tranche.
To the extent required under applicable local laws, the relevant board or officer(s) of each Participating Group Company shall take such actions as shall be required under local law for the implementation of such new Tranche for such Participating Group Company’s MIP Eligible Employees.
The offerings by the Participating Group Companies to their MIP Eligible Employees are made upon the terms and conditions as set forth in the MIP Plan Rules and as determined by the Managing Board of the Company as provided in Section 2.1 above, and to the extent permitted by the MIP, upon the supplemental country-specific determinations made by the Participating Group Companies.
Any offerings made under the MIP are voluntary benefits of the relevant Participating Group Company. Even if offerings under the MIP have been made repeatedly, Participants have no entitlement to a renewed offering or a benefit of equal value.
3. Eligible Employees
Acquisition of Siemens Shares under the MIP is only open to employees:

(i) who are on the pay-roll of a Participating Group Company on October 1st of the calendar year in which the implementation of a new Tranche has been decided, as provided in Section 2.1 above, and who are still on the pay-roll of a Participating Group Company as of the last day of the applicable Offering Period, and
(ii) who, at these points in time, are neither members of the Managing Board of the Company, top managers of a Participating Group Company within the E-level nor senior managers of a Participating Group Company within the Global Position Level (GPL) 1, 2, 3 and 4 (or the equivalent local level).
Employees who meet the both conditions described above are referred to as the “MIP Eligible Employees”.
Notwithstanding the foregoing, a person’s or group of persons’ status as MIP Eligible Employee(s) with respect to a Tranche shall remain entirely at the discretion of the relevant Participating Group Company.
Each MIP Eligible Employee who has elected to acquire Siemens Shares under the MIP is referred to hereinafter as a “MIP Participant”.
4. Acquisition of Siemens Shares
Acquisition of Siemens Shares under the MIP shall result from monthly purchases. To this end, MIP Eligible Employees can enroll only during the Offering Period by submitting their elections to participate to the relevant MIP Tranche. The Offering Period is determined on an annual basis by the Managing Board of the Company, as provided for in Section 2.1.
By enrolling in a Tranche of the MIP, a MIP Eligible Employee agrees vis-à-vis his/her employing Participating Group Company to the withholding of a portion of his/her monthly salary (“Monthly Investment Amount”) for the monthly purchase of Siemens Shares. The withholdings occur during a 12-month period starting on January 1st of the year following the Offering Period and ending on December 31st of the same year (“Investment Period”).
Siemens Shares will be purchased in the month following the respective salary deduction(s) as provided in Section 4.4.
4.1 Enrollment
Enrollment in the MIP can only be made during the Offering Period.
Enrollment forms may, in particular, be made available to the MIP Eligible Employees electronically on an Internet-based platform administered by the service provider to be designated by the Company (“Service Provider”), currently UBS Deutschland AG, pursuant to Section 11. MIP Eligible Employees will be timely informed prior to the beginning of the Offering Period about the form of the enrollment forms applicable for the respective Tranche. The completed and submitted enrollment form for a Tranche becomes binding upon the MIP Participant at the end of the applicable Offering Period. The Monthly Investment Amount cannot be modified by the MIP Participant anytime thereafter.
In the event that a MIP Participant leaves the Siemens Group before the first Monthly Acquisition Date, his/her enrollment form may be cancelled by the Participating Group Company. In such event the MIP Participant shall no longer be entitled to delivery of Siemens

Shares (and/or crediting of Fractional Shares) as provided in Section 4.6 below and any processed pay-roll deduction shall be refunded.
4.2 Termination of the participation in the MIP
(i) Voluntary opting-out
A MIP Participant may revoke enrollment any time during the Investment Period by opting-out of the MIP, subject to compliance with applicable insider trading rules and Siemens Business Conduct Guidelines. To opt-out of the MIP, the MIP Participants must inform the local Human Resources contact person as specified in the documents provided during the Offering Period, unless the ability to process the opting-out decision on the Internet-based platform EquatePlus described in Section 11 is explicitly provided for.
The aforesaid revocation has to be declared no later than the 15th calendar day of a month, with effect as of the beginning of the following month.
The revocation results in conclusive opting-out of the MIP by such MIP Participant with respect to the relevant Tranche. The revocation does not have any impact on such MIP Participant’s rights with respect to any Siemens Shares already acquired during such Tranche.
(ii) Automatic termination
Termination of a MIP Participant’s participation in the MIP will be automatic in the following events:
(a) if during any month between February and December (inclusive) of the applicable Investment Period, amounts deductible from the MIP Participant’s monthly pay-roll are insufficient in order to process the Monthly Investment Amount, with effect as of the beginning of the respective month; however, country-specific determinations of the applicable Tranche may provide for different terms;
(b) termination of employment of the MIP Participant with his/her employing Participating Group Company, with effect as of the date of notice of termination;
(c) termination of employment due to the MIP Participant’s inability to work or retirement of the MIP Participant pursuant to applicable laws or, in absence of laws providing for specific terms and conditions for retirement, pursuant to the rules of the employing Company or Group Company applicable in the particular country, with effect as of the first day of the month in which such termination or retirement becomes effective;
(d) divestiture of the employing Company or Group Company, if the MIP Participant does not continue to be employed by the Company or a company qualifying as a Group Company with effect as of the effective date of such divestiture; or
(e) death of the MIP Participant.
As a consequence of automatic termination, no further Monthly Investment Amounts will be processed for such MIP Participant with respect to the applicable Tranche.
However, if termination in accordance with this Section 4.2(ii) is a consequence of a transfer of employment to another Participating Group Company without interruption, the MIP Participant’s enrollment may be transferred (with an accordingly adapted Monthly Investment

Amount where necessary), subject to agreement with such Participating Group Company. To do so, the MIP Participant must apply for such transfer to the Human Resources department of the new employer prior to his/her transfer becoming effective.
In either case, automatic termination will have no effect on the respective MIP Participant’s shareholder’s rights as described below in Section 7 with respect to any Siemens Shares already acquired under the MIP.
Further, the participation in the MIP terminates automatically if the Trust and Custody Agreement (as defined below in Section 12) terminates due to a revocation of the data privacy consent by the MIP Participant under the conditions and with the consequences as set forth in Sections 10 and 15 of the Trust and Custody Agreement.
4.3 Minimum and Maximum Monthly Investment Amount
Each Participating Group Company shall fix with respect to its MIP Eligible Employees a maximum annual investment amount which may be from 3% up to 5% of the MIP Participant’s annual gross cash compensation (as determined on a country specific basis) for the calendar year in which an Offering Period occurs (“Maximum Investment Amount”).
Each Participating Group Company may also fix with respect to its MIP Eligible Employees a minimum Monthly Investment Amount (“Minimum Monthly Investment Amount”).
The Monthly Investment Amount shall not exceed 1/12 of the Maximum Investment Amount or such smaller amount that is deductible from the MIP Eligible Employee’s pay-roll as provided by the applicable local regulations unless an alternative collection process is available according to Section 4.5 below.
Purchases will be processed only within the above-mentioned limitations. To that effect, in cases where the Monthly Investment Amount is not covered by the amount available for deduction on the pay-roll, the Monthly Investment Amount determined by a MIP Participant will be reduced down to the amount deductible from such MIP Participant’s pay-roll of the month of January and the amount obtained as a result of this determination will be deemed the Monthly Investment Amount of such MIP Participant for the remaining Investment Period.
4.4 Monthly Acquisition Price
Siemens Shares will be purchased on a monthly basis at the “Monthly Acquisition Price” equal to the closing price of the Siemens Share in the XETRA trading at the Frankfurt Stock Exchange (or a comparable successor system) on the tenth XETRA trading day of the month following the month of collection of the relevant Monthly Investment Amount from the MIP Participant (“Monthly Acquisition Date”). Any references in the MIP Plan Rules to XETRA trading or XETRA prices refer to the XETRA trading at the Frankfurt Stock Exchange (or a comparable successor system).
The Monthly Acquisition Price shall be fixed in Euros for MIP Eligible Employees employed by a Participating Group Company in the Euro-zone and shall be fixed in the respective local currency of MIP Eligible Employee’s Participating Group Company outside the Euro-zone. For this purpose, the conversion of the Monthly Acquisition Price into local currency shall be based on the applicable exchange rate fixed by the European Central Bank on the Monthly Acquisition Date or as otherwise provided for by the Managing Board of the Company.

4.5 Payment Method
In principle, each Monthly Investment Amount shall be collected from the MIP Participants through salary deductions made on a monthly basis over the relevant Investment Period.
Alternative collection of funds may additionally or exclusively be offered. Country-specific collection processes and schedules shall be communicated to the MIP Eligible Employees locally.
Purchases will be made up to the amounts deductible from the MIP Participant’s pay-roll or collected otherwise from him/her according to the applicable schedule.
Purchase requests with respect to any Monthly Investment Amount to be withheld from pay-roll of any month of the Investment Period other than January that will remain unfunded until the last business day of the relevant month will be deemed void without additional notice to the MIP Participant. This will also result in each such MIP Participant’s automatic termination of the MIP as provided for in Section 4.2(ii).
4.6 Delivery of Siemens Shares
Siemens Shares acquired by the MIP Participant shall be delivered and assigned to the MIP Participant by the Company on behalf of each respective Participating Group Company by transferring Siemens Shares to the Custody Account (as defined below in Section 12) as promptly as practicable after the Monthly Acquisition Date. The Siemens Shares shall be recorded in the Company’s share register in accordance with Section 7.2 below.
Should the invested Monthly Investment Amount divided by the Monthly Acquisition Price not result in the purchase of a whole number of Siemens Shares, the MIP Participant will be credited with Fractional Shares (as defined below in Section 5.1) which will be calculated as provided in Section 5 below.
5. Fractional Shares
5.1 Creation and legal nature of Fractional Shares
If and to the extent the amounts that a MIP Participant elects to invest in Siemens Shares do not result in the acquisition of one or more whole Siemens Shares, such residual amount for which a whole Siemens Share could not be purchased will be applied for the creation of a virtual fraction of a Siemens Share. The creation of such fraction will not consist in the issuance to the MIP Participant of a physical fraction of a Siemens Share but will only establish a claim of the MIP Participant against the Service Provider that consists in rights as described below (“Fractional Share”). Consequently, Fractional Shares do not confer any shareholder rights.
Fractional Shares may also be created upon any further acquisition of additional Siemens Shares (such as the result of reinvestment of dividends).
Fractional Shares credited as a result of the investment of the Monthly Investment Amount will be identified as “Monthly Fractional Shares”.
Fractional Shares are not transferable, except by inheritance, and may only be converted into whole Siemens Shares or cashed-out by the Service Provider as provided below.

5.2 Calculation of Fractional Shares
Monthly Fractional Shares shall be calculated as a percentage of one Siemens Share based on the closing XETRA price for one Siemens Share on each Monthly Acquisition Date.
Fractional Shares credited subsequently as a result of reinvestment of dividends will be calculated as provided below.
All calculations will be rounded down to the third decimal place. Residual fractions resulting from such rounding will not be considered.
5.3 Underlying Siemens Shares
The Service Provider will hold a number of Siemens Shares corresponding to the aggregate amount of all Fractional Shares created under the SMP and the MIP (“Underlying Siemens Shares”).
The Service Provider will be the legal owner of the Underlying Siemens Shares and will accordingly be registered in the Company’s share register. The Service Provider will not exercise voting rights with respect to the Underlying Siemens Shares.
5.4 Conversion in whole Siemens Shares
To the extent the sum of the Fractional Shares held by a MIP Participant equals to a whole number (“Conversion Event”), those Fractional Shares will be converted into such whole number of Siemens Shares delivered to the Custody Account in such MIP Participant’s name (“Conversion Shares”), thereby transferring legal ownership of such Siemens Share to the MIP Participant. Residual amounts attributable to such MIP Participant will remain invested in Fractional Shares.
The MIP Participant will be registered in the Company’s share register for the Conversion Shares in accordance with Section 7.2 below.
Upon conversion, any rights of the MIP Participant resulting from the converted Fractional Shares shall cease to exist and Conversion Shares shall be subject to all provisions of the MIP Plan Rules and Trust and Custody Agreement, except with respect to the right to potentially benefit from matching of the Monthly Fractional Shares in the event of contribution of the Siemens Shares acquired under the MIP to the SMP; the rights for matching shall remain calculated based on the Monthly Fractional Shares held by the MIP Participant prior to the Conversion Event.
5.5 Rights to dividends equivalents
Fractional Shares will entitle their holders to a proportionate claim in cash with respect to any dividends paid for the Underlying Siemens Shares. The debtor of such claim is the Service Provider. As a result, MIP Participants who hold entitlement to Fractional Shares will receive from the Service Provider dividend’s equivalents on a pro-rata basis. The amounts resulting from those calculations may be reduced to the extent necessary to reimburse to the Service Provider the withholding taxes applicable on the dividends, if any.
Any amounts resulting from the above right for dividend’s equivalents shall not be paid out to the MIP Participant in cash but rather be reinvested in the acquisition of additional Siemens Shares (and/or Fractional Shares).

5.6 Cashing-out of Fractional Shares
Fractional Shares may only be cashed-out by the Service Provider.
Cashing-out of Fractional Shares may be requested by the MIP Participant any time, subject to the provisions in the Trust and Custody Agreement. In the event that a MIP Participant leaves Siemens Group, any Fractional Shares will automatically be cashed-out in accordance with the provisions of Section 15.4 of the Trust and Custody Agreement and Section 12 below.
The Service Provider executes the cashing-out request according to the provisions in the Trust and Custody Agreement and transfers the cash amount to the MIP Participant.
5.7 Reference to the Trust and Custody Agreement
The rights and obligations of the MIP Participants and the Service Provider in respect of the Fractional Shares shall conclusively be governed by the Trust and Custody Agreement to be entered into by each MIP Participant and the Service Provider as provided in Section 12.
6. Contribution of the Shares to the SMP
Acquisition of Siemens Shares (and/or Fractional Shares) under the MIP may result in MIP Participants to potentially access the SMP and benefit from the allocation of additional Siemens Shares as provided for under the SMP. By enrolling in the MIP, the MIP Participant agrees to the terms and conditions of the SMP Plan Rules.
Contribution of such Siemens Shares (and/or Fractional Shares) to the SMP will be subject to (i) the affirmative decision of the Managing Board to implement an SMP Tranche, (ii) the MIP Participant being employed by a Participating Group Company at the end of the offering period of the relevant SMP Tranche and remaining in employment with the Company or a Group Company until the Acquisition Date (inclusive), and (iii) the MIP Participant’s agreement to the SMP Plan Rules of the relevant SMP Tranche. For the purposes of this condition (iii), the Company may, in its discretion, require an express agreement, or it may determine that such agreement does not need to be explicit and shall be deemed obtained if the MIP Participant does not expressly object in the form required at that time to the contribution of his/her Siemens Shares (and/or Fractional Shares) acquired under the MIP to the SMP during the offering period of the applicable SMP Tranche.
Subject to the conditions set forth above in (i) to (iii), the contribution will be automatically processed on the tenth XETRA trading day of month of February following the end of the Investment Period and will cover Siemens Shares held (and/or Fractional Shares credited) in the Custody Account on such date.
As of such date, MIP Participants will be deemed Participants under the SMP and Siemens Shares acquired under the MIP will be deemed Investment Shares (as defined in the SMP Plan Rules). Monthly Fractional Shares will be deemed Fractional Investment Shares (as defined in the SMP Plan Rules) for purposes of the participation in the SMP.
With respect to any such Siemens Shares or Monthly Fractional Shares contributed to the SMP, the SMP Plan Rules of the applicable SMP Tranche shall apply exclusively.
The Vesting Period for Matching Shares under the SMP (as defined in the SMP Plan Rules) with respect to Siemens Shares and Monthly Fractional Shares purchased during a particular calendar year will not begin until a certain date following the end of the applicable Investment Period as further determined for the then applicable SMP Tranche.
7. Registration in the Share Register / Shareholders’ Rights
7.1 General
Upon transfer of Siemens Shares acquired by the MIP Participant to the Custody Account or another custody account used for the administration of the MIP, the MIP Participant becomes legal owner of such Siemens Shares. However, and irrespective of the aforesaid, since Siemens Shares are registered shares, only those persons who are registered in the Company’s share register are considered shareholders in relation to the Company and are able to exercise shareholders’ rights vis-à-vis the Company.
As long as the MIP Participant’s Siemens Shares acquired under the MIP are held in the Custody Account, the shareholders’ rights with respect to those shares shall be exercised in accordance with the German Stock Corporation Act, the Company’s Articles of Association, the MIP Plan Rules, and the provisions of the Trust and Custody Agreement. By enrolling in the MIP, each MIP Participant agrees vis-à-vis the Company to be registered in the Company’s share register and to receive shareholders’ meeting materials (in particular invitation and agenda of upcoming shareholders’ meetings) in electronic form.
7.2 Registration in the Company’s Share Register
Upon the transfer of Siemens Shares to the Custody Account or any other custody account used for the administration of the MIP and subject to the respective authorization granted to the Service Provider by each MIP Participant under the Trust and Custody Agreement, the Service Provider will be registered in the Company’s share register as so called proxy shareholder (Legitimationsaktionär). The registration of the Service Provider as proxy shareholder does not adversely effect either the MIP Participants’ right or ability to dispose of their Siemens Shares in accordance with the MIP.
In order to enable each MIP Participant to the personal exercise of the shareholder’s rights arising from his/her Siemens Shares in the Company’s shareholders’ meetings, each MIP Participant will be registered in the Company’s share register no later than six weeks before each year’s annual shareholders’ meeting of the Company. Notwithstanding the legal and statutory provisions regarding the calling of shareholders’ meetings, the Company’s share register will be updated regularly during the period between the relevant registration of the MIP Participant according to the preceding sentence and each year’s annual shareholders’ meeting of the Company. Siemens Shares which once have been registered in the name of the MIP Participant will remain registered in the name of the MIP Participant subject to the provisions in Section 7.3 hereunder. For the avoidance of doubt, Fractional Shares will not be registered in the Company’s share register.
7.3 Already Registered MIP Participants
In the event that a MIP Participant disposes of Siemens Shares, the Service Provider as proxy shareholder and not the respective MIP Participant shall be removed from the Company’s share register with respect to the number of such shares, if and to the extent, the selling MIP Participant holds such shares for which the Service Provider is registered as proxy shareholder. The MIP Participant shall only be personally removed from the Company’s share register, if and to the extent the Service Provider is not registered as proxy shareholder for any such shares held by the MIP Participant.

7.4 Reinvestment of Dividends
As long as the MIP Participant maintains his/her Siemens Shares in the Custody Account, dividends will not be paid out in cash but will be reinvested. This means that additional Siemens Shares will be acquired by the Service Provider on behalf of the MIP Participant for the amount of the dividend (less taxes and levies) and transferred to the Custody Account.
The purchase price to be applied for the reinvestment will be the Volume Weighted Average Price (VWAP) of the Siemens Share in the XETRA trading or such other market price of the trading day when the Service Provider receives the cash corresponding to the payment of dividends, or, if at that time the Frankfurt Stock Exchange is already closed, the VWAP or other market price of the following trading day. The delivery of the additional Siemens Shares (and/or crediting of Fractional Shares) by the Service Provider to the MIP Participant will occur as soon as practicable after the purchase.
8. Tax Withholding
The withholding of taxes or similar levies (e.g. employee’s social security contributions) in connection with the participation in the MIP will be carried out by the respective employer or Service Provider, as required by the applicable tax or other laws. Any amounts to be withheld by the employer may be withheld from pay or other amounts due to the MIP Participant, or at the Participating Group Company’s decision, some or all of the Siemens Shares to be delivered (and/or Fractional Shares to be credited) to the MIP Participant may be sold and the relevant amounts withheld from the sale proceeds.
MIP Participants are obliged to forward a payment in the appropriate amount to their employer to cover the due taxes and similar expenses, to the extent that withholdings from pay or other amounts due to such MIP Participant are insufficient.
9. No Right To Continuing Employment
The participation of MIP Eligible Employees in the MIP is voluntary. Purchase of Siemens Shares under the MIP shall not confer upon a MIP Participant any rights with respect to establishing or continuing the MIP Participant’s employment with the Company or any Group Company, nor shall it interfere in any way with the MIP Participant’s right or the Company’s or Group Company’s right, as the case may be, to terminate such employment in accordance with the terms and conditions of employment. An individual’s decision not to participate in the MIP or to maintain Shares in the Custody Account will have no consequences on the MIP Participant’s employment with the Company or any Group Company or any entitlements related to his/her employment.
10. Expenses under the MIP
Each Participating Group Company shall bear with respect to its MIP Participants all costs associated with the purchase and delivery of the Siemens Shares, their operation in the Custody Account under the MIP, and the general administration of the MIP, except for any costs associated with the sale of any shares which shall be borne by the MIP Participant.
Expenses charged to the MIP Participant by the Service Provider in accordance with the Trust and Custody Agreement will be deducted from the proceeds of the sale prior to remittance of the cash amounts.

11. Administration of the MIP
The Company, acting on behalf of all Participating Group Companies, has entered into an agreement with the Service Provider for the purpose of administration of the MIP, providing trust and custody services with regard to the MIP Participants’ Siemens Shares under the MIP and facilitating the MIP Participants’ entitlements to Fractional Shares (“Service Agreement”). The Service Provider will provide directly or indirectly (through a UBS group company) the required administration services to the MIP Participants via an Internet-based platform (currently a platform called “EquatePlus”) and through a call center.
In case of termination of the Service Agreement with the Service Provider the Company will arrange for appropriate replacement services be provided by another service provider which the Company will appoint at its sole discretion.
12. Custody of Siemens Shares
All Siemens Shares acquired by any MIP Participant under the MIP shall be held in a collective custody account opened in the name of the Service Provider (“Custody Account”), subject to the terms and conditions of the agreement to be entered into between each MIP Participant and the Service Provider, a sample of which is attached in the Schedule (“Trust and Custody Agreement”) and which shall be incorporated by reference into the MIP Plan Rules and treated as part of the MIP Plan Rules. The Trust and Custody Agreement between the individual MIP Participant and the Service Provider will be entered into by the MIP Participant submitting an enrollment form during the applicable Offering Period, thereby accepting the MIP Plan Rules and the terms of the Trust and Custody Agreement.
Each MIP Participant may request the transfer of Siemens Shares from the Custody Account to his/her personal securities account or the sale of Siemens Shares directly from the Custody Account. In the event that the MIP Participant requests transfer or sale of all of his/her Siemens Shares, any such request shall be deemed a simultaneous request to cash out his/her Fractional Shares. With respect to any Fractional Shares, the MIP Participant will receive the cash equivalent calculated on the basis of the XETRA closing price of the Siemens Share as of the date of such transfer or sale. In each such case, the transferred or sold Siemens Shares or the cashed-out Fractional Shares will no longer be eligible for subsequent contribution to the SMP.
In the event that a MIP Participant leaves the Siemens Group, the Trust and Custody Agreement for such MIP Participant will terminate automatically. In such case, the Service Provider shall proceed as provided in Section 15.4 of the Trust and Custody Agreement. In particular, unless otherwise instructed by the MIP Participant within a 4-month period from the date of termination of the MIP Participant’s employment with the Company or a Group Company, the Service Provider is entitled to sell the MIP Participant’s Siemens Shares and cash-out Fractional Shares on the first XETRA trading day following the end of the abovementioned 4-month period.
13. Information of MIP Participants regarding their Siemens Shares
The Service Provider will provide to each MIP Participant an annual statement of his/her holdings under the MIP and a transaction confirmation upon completion of each transaction by such MIP Participant in Siemens Shares held in the Custody Account (and/or Fractional Shares credited in the MIP Participant’s name). Such statements and confirmations will, in principle, be made available via the Internet-based platform (EquatePlus or successor platform). In respect of any communication to be sent to the MIP Participant by mail or electronic mail, each

MIP Participant agrees to timely inform his/her employing Company or Group Company and the Service Provider of any change of address.
14. Modification of the MIP Plan Rules
The Managing Board of the Company may amend at any time the MIP Plan Rules subject to appropriate notice to the MIP Participants. However, the rights and obligations under any rights acquired before amendment of the MIP Plan Rules shall not be impaired in any material manner by any amendment of the MIP Plan Rules, except with the consent of the MIP Participant to whom such rights were granted, or except as necessary or advisable to comply with any laws or governmental regulations.
15. Severability
Whenever possible, each provision of the MIP Plan Rules shall be interpreted in such a manner as to be effective and valid under the law applicable to each Participating Group Company, however, each provision of the MIP Plan Rules is intended to be severable and if any provision is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such provision shall be severed from the MIP Plan Rules and will not affect the legality, validity or enforceability of the remainder the MIP Plan Rules. Further, should any provision of the MIP Plan Rules be or become ineffective because of any change in applicable law, or should the MIP Plan Rules fail to include a provision that is required as a matter of the applicable law, the validity of the other provisions of the MIP Plan Rules shall not be affected thereby.
***

SIEMENS GROUP
SHARE MATCHING PLAN
MONTHLY INVESTMENT PLAN
Supplement for the U.S. Participants
effective as of November 22, 2010
The purpose of this document (the “Supplement”) is to supplement and amend, to the extent indicated herein (i) the terms and conditions of the Siemens Share Matching Plan (the “SMP Plan Rules”) and (ii) the terms and conditions of the Siemens Monthly Investment Plan (the “MIP Plan Rules”, and together with the SMP Plan Rules, the “Plan Rules”).
For the tranches 2009 and 2010, all services were provided by UBS Deutschland AG (“UBS Deutschland”) as Service Provider. Beginning with the Plan tranche 2011, UBS AG, New York Branch (“UBS New York”) will be taking over the custodial services from UBS Deutschland.
This Supplement applies solely to the extent that the Plan Rules apply to U.S. Participants (as defined below). Participants under the SMP or MIP Participants who are not also U.S. Participants are not affected hereby. Terms used but not defined herein shall have the meanings assigned to them in the SMP Plan Rules or the MIP Plan Rules, as applicable.
1. Definition of U.S. participants
For the purposes of this Supplement, the term “U.S. Participant” shall designate (i) any Participant under the SMP or any MIP Participant who has his or her place of work in any of the United States of America, American Samoa, Guam, the U.S. Virgin Islands, Guantanamo Bay, the Midway Islands, the Northern Mariana Islands, Puerto Rico, Johnston Island, Navassa Island, Wake Island, Baker Island, Howland Island, Jarvis Island, Kingman Reef, or Palmyra Atoll and (ii) who otherwise meets the definition of “Participant” or “MIP Participant” specified in the SMP Plan Rules or the MIP Plan Rules, respectively, and (iii) who has accepted and delivered the terms and conditions of the Custodial Agreement as defined below.
2. Custodial Agreement to be entered into between Each U.S. Participant and UBS New York
As a consequence of the transition of services to UBS New York, U.S. Participants will not be entering into the Trust and Custody Agreement with UBS Deutschland as provided for in Section 13 of the SMP Plan Rules and Section 12 of the MIP Plan Rules, but instead will enter into a custodial agreement with UBS New York (the “Custodial Agreement”) by (i) accepting the terms and conditions of the Custodial Agreement when logging on to their account on the Internet-based platform provided by the Service Provider, currently EquatePlus, or calling the call center, or (ii) by submitting a purchase order during the applicable Offering Period thereby accepting the relevant Plan Rules and the Custodial Agreement. A sample of the Custodial Agreement is attached to this supplement in Schedule 1.
In the event that a Participant or a MIP Participant meets the definition of U.S. Participant except for the fact that such Participant or MIP Participant, as the case may be, has not accepted and delivered the Custodial Agreement, neither UBS Deutschland nor UBS New York will accept or execute trade instructions from, or provide certain other services (such as providing access to EquatePlus) to, such Participant or MIP Participant, as the case may be, until such Participant has accepted and delivered the Custodial Agreement.

3. Incorporation of the Custodial Agreement to the SMP and MIP Plan Rules
3.1. The Custodial Agreement is incorporated by reference into each of the SMP Plan Rules and the MIP Plan Rules and in all places in the Plan Rules the words “Trust and Custody Agreement” shall be deemed to be deleted and replaced with the words “Custodial Agreement”.
3.2 In addition, in the SMP Plan Rules:
In Section 4.1, the words “UBS Deutschland AG” shall be replaced by the words “UBS AG, New York Branch”.
In the penultimate paragraph of Section 6.1, the words “General Business Conditions of UBS Deutschland AG” shall be deemed to be deleted and replaced with the words “Terms and Conditions of Custody Accounts of UBS AG, New York Branch”.
In Section 6.2(i), the numbers “10” and “15” appearing on the last line shall be deemed to be deleted and replaced with the numbers “10.4” and “10.9”.
In Section 7.7, the number “15.4” shall be deemed to be deleted and replaced with the number “10.9”.
In Section 13, the number “7.1” appearing in the third paragraph shall be deemed to be deleted and replaced with the number “3.2”, and the number “15.4” appearing in the last paragraph shall be deemed to be deleted and replaced with the number “10.9”.
3.3. In addition, in the MIP Plan Rules:
In Section 4.1, the words “UBS Deutschland AG” shall be deemed to be deleted and replaced with the words “UBS AG, New York Branch”.
In Section 4.2 (ii), the numbers “10” and “15” appearing on the last line shall be deemed to be deleted and replaced with the numbers “10.4” and “10.9”.
In Section 5.6, the number “15.4” shall be deemed to be deleted and replaced with the number “10.9”.
In Section 12, the number “15.4” shall be deemed to be deleted and replaced with the number “10.9”.
3.4. For as long as a Participant or MIP Participant has accepted the Custodial Agreement and such Custodial Agreement remains in effect, the terms of this Supplement shall also be deemed to apply, mutatis mutandis, to modify in substance the Plan Rules relating to the Siemens Shares such Participant or MIP Participant acquired in any of the tranches 2009 and 2010.
4. Registration of the U.S. Participants in the Share Register and Shareholders rights
4.1 Notwithstanding the provisions of Section 8.1 of the SMP Plan Rules and Section 7.2 of the MIP Plan Rules, Siemens Shares purchased by U.S. Participants will be registered in the Company’s share register in the name of the Service Provider or its nominee, as applicable.

U.S. Participants will have the legal ownership of the Siemens Shares, but only the Service Provider (or its nominee, as the case may be) will be recognized by the Company as its shareholder. As a result, U.S. Participants will not be legally entitled to directly exercise shareholder rights, including attending shareholder meetings in person or electronically. U.S. Participants will exercise certain shareholder rights indirectly, by giving instructions to the Service Provider, as provided for in the Custodial Agreement.
4.2 The Service Provider may from time to time decide, subject to the approval of the Company, to substitute U.S. Participants in place of the Service Provider (or its nominee, as applicable) as the party inscribed as shareholder in the Company’s share register. In such case, the provisions of Section 4.1 hereof will no longer be applicable and U.S. Participants will be subject to Section 8.1 of the SMP Plan Rules and Section 7.2 of the MIP Plan Rules, as the case may be, to the same extent that such Sections apply, to all other SMP and MIP Participants. In particular, if such substitution is implemented, U.S. Participants will retain legal and beneficial ownership of their Siemens Shares, but in addition will also be recognized by the Company, in accordance with German law, as its shareholders and will be allowed to attend and directly vote at the Company’s shareholders’ meetings.
In accepting and delivering the Custodial Agreement, each U.S. Participant also understands, and will be deemed to have consented, that the change in shareholding arrangements described in the previous paragraph will, if implemented, have the result that the U.S. Participant will be directly registered in the Company’s share register in substitution of the Service Provider, and that the U.S. Participant will be entitled to exercise shareholder rights directly and will no longer be represented by the Service Provider as proxy shareholder.
5. Miscellaneous
The remaining provisions of the SMP Plan Rules and MIP Plan Rules shall remain unaffected.

Schedule 1
FORM OF THE CUSTODIAL AGREEMENT
FOR U.S. PARTICIPANTS
CUSTODIAL AGREEMENT
You have been offered by your employer, a Siemens Group company participating in the SMP and/or the MIP (“Participating Group Company”), the opportunity to purchase Siemens Shares under the Share Matching Plan (SMP) or the Monthly Investment Plan (MIP) or the Basic Share Plan (Basis-Aktien-Programm, the “BAP”), as applicable (the “Plans”), subject to conditions as provided for in the Plan Rules. The Company has mandated, acting on behalf of all Participating Group Companies, UBS Deutschland AG (“UBS Deutschland”) to provide administration services under the Plans to the eligible employees. With the agreement of the Company, UBS AG, New York Branch (“UBS New York”) will be providing custodial and certain other services to employees in the United States. The Company, acting on behalf of the Participating Group Companies has directed UBS New York to initiate a custodial account in respect of the Plans for your benefit (your “Employee Benefit Plan Account”).
This Custodial Agreement (this “Agreement”) is agreed among UBS New York, UBS Deutschland and you if:
(i) you submit a purchase order during the Offering Period in accordance with the terms and conditions of the Plans, and in the form prescribed by UBS New York (order given via the Site, as defined below, or in writing) and, during such Offering Period, you accept and deliver this Agreement via the Site; or
(ii) you accept and deliver this Agreement via the Site and at the time of such acceptance and delivery, you own Siemens Shares under the terms of the Plans.
If, at the time of your election under the Plans, your contractual employment relationship was with any Siemens Group Company incorporated outside the United States but, due to your place of work being inside the United States or any of its territories or dependencies, you have accepted and delivered the Custodial Agreement, the Plan Rules applicable to you are those offered to you by your employer. In such case, for so long as this Agreement remains in effect, such version of the Plan Rules shall be deemed to be amended as necessary to reflect the terms and provisions of this Agreement.
Capitalized terms used in this Agreement and not defined herein shall have the meaning assigned to them in the SMP Plan Rules and in the MIP Plan Rules respectively.
1. Trust and Custody Agreement
This Section 1 applies only if you have previously participated in the 2009 or 2010 tranches of the Plans and have entered into a trust and custody agreement with UBS Deutschland (the “Trust and Custody Agreement”) and the Trust and Custody Agreement is still in effect on the day you accept the terms of this Agreement. Notwithstanding anything to the contrary in the Trust and Custody Agreement (including, without limitation, with respect to termination periods and notices):
(a) Upon your acceptance and delivery of this Agreement, all of your assets and entitlements held or administered by UBS Deutschland as trustee pursuant to the Trust and Custody Agreement (including, without limitation, Siemens Shares and Fractional Shares (as defined below) held by UBS Deutschland as trustee) shall be transferred to UBS New York to be held in an Employee Benefit Plan Account for your benefit pursuant to the terms of this Agreement.
(b) Effective as of the date of your delivery and acceptance of this Agreement, the Trust and Custody Agreement which you have previously entered into is terminated and shall be of no further force and effect. Notwithstanding the preceding sentence, any liability of either party under the Trust and Custody Agreement which arose prior to the date you accepted and delivered this Agreement shall be unaffected by this Agreement (without prejudice to any terms of the Trust and Custody Agreement or principles of law that may limit, extinguish or release such liabilities).
By accepting and delivering this Agreement you are consenting to being deregistered from the Company’s share register and you are consenting to the registration of UBS New York or its nominee, as the case may be, as proxy shareholder on your behalf as further set forth in Section 5 below. You acknowledge that upon being deregistered from the Company’s share register you will no longer be deemed to be shareholder vis-à-vis the Company and you will not be permitted to directly exercise shareholder rights pertaining to your Siemens Shares. Although your deregistration does not limit your legal ownership of your Siemens Shares, you will be able to benefit from certain shareholder rights only through the proxy shareholder as further provided for in this Agreement.
2. Establishment of Custodial Relationship
You authorize and instruct UBS New York to act as custodian with respect to Siemens Shares purchased or granted in the Plans, as applicable, and to keep in custody such Siemens Shares in the Employee Benefit Plan Account opened for your benefit. UBS New York accepts such appointment and agrees to serve as custodian in such capacity. As custodian for such accounts, UBS New York shall provide custodial services (as set forth herein) with respect to Siemens Shares purchased or granted under the Plans, as applicable, cash and proceeds of the Employee Benefit Plan Account and maintain appropriate books and records relating to the Employee Benefit Plan Account and your entitlements in accordance with the terms and conditions of the Plans.
As part of its custodial services, UBS New York will be responsible for, among other things, the following with respect to the Employee Benefit Plan Account: holding and safeguarding Siemens Shares and funds for the Employee Benefit Plan Account; settling trades and transferring funds and Siemens Shares; collecting dividend income and processing corporate actions; providing recordkeeping and reporting services with respect to positions and transactions; and communicating with you regarding the Plans and transactions for and positions held in the Employee Benefit Plan Account (such communications shall include, but are not limited to, accepting instructions from you and providing information to you regarding the Plans or positions in and transactions effected for the Employee Benefit Plan Account).
As custodian pursuant to this Agreement, UBS New York will exercise reasonable care and diligence under the circumstances prevailing in the market in which action is taken or securities are held. You agree that, with respect to the services contemplated under this Agreement, UBS New York (a) shall not act as a trustee, fiduciary, administrator or adviser to you, (b) shall not act as registrar of stocks and bonds or transfer agent and (c) shall not provide any wealth management or investment advice or education to you. Notwithstanding the previous sentence, UBS New York is required to act in accordance with its duties of care and responsibility as a custodian under applicable U.S. laws and regulations. UBS New York shall not be required to act in violation of the Plan rules, the Company’s Articles of Association or applicable law.

3. Limitations on Securities Transactions and Other Services
3.1 As part of the custodial services set forth herein that UBS New York provides in relation to your Employee Benefit Plan Account, UBS New York shall be entitled to receive instructions from you to effect securities transactions for the Employee Benefit Plan Accounts in accordance with the terms and conditions of the Plans. UBS New York shall have discretion to determine where to send such orders (including, without limitation, the discretion to send orders to UBS Securities, LLC), consistent with its obligations under U.S. law and the provisions of this Agreement.
3.2 UBS New York will effect execution of your orders regarding the transfer or sale of your Siemens Shares or Fractional Shares in accordance with the first-in-first-out principle. This means that upon effecting execution of transfer and/or sales orders placed by you those Plan securities and/or Fractional Shares that you acquired first will be sold and cleared from the Employee Benefit Plan Account. You acknowledge that the application of the first-in-first-out principle may result in the loss of your entitlement to Matching Shares under the SMP due to not meeting the applicable vesting periods.
3.3 You further acknowledge that UBS New York will effect execution of all sales orders you place that relate to a whole number of Plan securities (e.g. 25.0 or 138.0 shares) immediately and individually, i.e. at the current stock market price of the applicable security when the order is executed (straight through sale). In contrast, sales orders that exclusively relate to or partly include fractional amounts of Plan securities (e.g. 0.531 or 87.657 shares) will be accumulated in a so called batch. UBS New York will effect closing and execution of this batch once per trading day, i.e. all orders pooled in it will be executed on the basis of the same stock market price of the applicable security, which could differ from the stock market price of the applicable securities at the time you placed your sales order (batch trade).
4. Custodial Services
4.1 In accordance with the Plans, you acknowledge that you become the legal and beneficial owner of the Siemens Shares you purchase or receive under the Plans upon transfer of such shares to the Employee Benefit Plan Account. Except to the extent otherwise described herein (relating to shareholder rights), this Agreement and, in particular, the authorizations granted to UBS New York as custodian under this Agreement shall not adversely affect your legal and beneficial ownership interest in such securities.
4.2 As soon as reasonably practicable after each transfer of Siemens Shares purchased or received under the Plans to the Employee Benefit Plan Account, UBS New York shall inform you via the Site (as defined below) about both the number of Siemens Shares credited to the Employee Benefit Plan Account in connection with the current transfer for your benefit and the aggregate number of Siemens Shares held in the Employee Benefit Plan Account for your benefit.
4.3 You authorize and instruct UBS New York, as custodian of the Employee Benefit Plan Account:
(a) to effect execution of your order instructions for Siemens Shares;
(b) to act on your behalf pursuant to your instructions regarding transfers of Siemens Shares;
(c) to exercise shareholders’ rights with respect to your Siemens Shares pursuant to your instructions and to the extent provided under this Agreement.

As long as UBS New York (or its nominee, as the case may be) is registered in the Company’s share register as proxy shareholder with respect to Siemens Shares acquired by you under the Plans the following shall apply with respect to the exercise of voting rights attached to such Siemens Shares:
As promptly as practicable after receipt of notice of any meeting or solicitation of consents or proxies of shareholders, UBS New York shall, subject to applicable law, distribute to you a notice (a) containing such information as is provided by the Company, including any solicitation materials, and (b) stating that you will be entitled to instruct UBS New York as to the exercise of the voting rights, if any, pertaining to the total number of whole Siemens Shares you hold on the record date (as defined below) specified in such notice. If you desire to give instructions for the exercise of voting rights you must submit instructions specifying how your Siemens Shares are to be voted. You must submit your instructions via EquatePlus on or before the relevant record date. Upon timely receipt of such instructions, UBS New York or its nominee (currently SIS SegaInterSettle AG), as the case may be, shall, insofar as permitted under applicable law, vote in your place in accordance with your instructions. Neither UBS New York nor its nominee, as the case may be, shall vote or attempt to exercise the right to vote that attaches to your Siemens Shares, other than in accordance with your instructions as of such record date. In any case in which no specific instructions are received by UBS New York from you on or before the record date, no votes shall be cast at such meeting with respect to your Siemens Shares. The “record date” will be the official record date (Anmeldestichtag, Sec. 123 para. 2 AktG) for Siemens shareholders to give notice to attend the Company’s respective shareholders’ meeting as specified in the Company’s official notice for convention of the shareholders’ meeting.
(c) to the extent required under the applicable tranche of the Plan, to apply the amount of dividends received with respect to Siemens Shares for the purchase of additional Siemens Shares or Fractional Shares in accordance with the terms and conditions of the Plan tranche. Siemens Shares resulting from such reinvestment of dividends shall be held in the Employee Benefit Plan Account and shall be subject to the provisions of this Agreement.
UBS New York undertakes to make any declarations and to perform any measures required for the custody of your Siemens Shares in accordance with your instructions.
4A. Certain qualifications and restrictions to Custodial Services
You acknowledge and agree that, whenever and for as long as UBS New York or its nominee is registered for any number of your Siemens Shares in the Company’s share register, the following shall apply to the services by UBS New York with regard to such Siemens Shares and the registration in Company’s share register:
(a) UBS New York or its nominee, as the case may be, shall pass through to you rights and benefits which are offered or granted by Siemens to its shareholders in general, whether on a contractual basis, by virtue of law or upon a shareholders’ resolution, in particular, but not limited to, rights issuances in capital increases, share splits, share buyback programs and distribution of dividends, except that the communication made to you regarding any such rights or benefits and/or the exercise permitted by you of such rights may be curtailed or modified so as to ensure that such communication or exercise would not constitute a violation of applicable U.S. securities laws. UBS New York or its nominee, as the case may be, shall exercise such rights only upon your instructions.
With respect to subscription rights attached to your Siemens Shares that you have acquired under the Plans, in the event that the Company (i) has set up an official trading

(Bezugsrechtshandel) for such rights or such rights are otherwise transferable and (ii) the Company has not registered such rights with the Securities and Exchange Commission or confirmed the availability of an exemption from registration, in either case so as to permit the exercise of such rights by U.S. Participants in compliance with U.S. federal securities laws, you hereby agree that UBS New York will sell (or, as appropriate, shall direct a registered broker-dealer or other party to sell) such subscription rights at best available conditions (bestens verkaufen) if and to the extent it has not received any instructions from you by the close of the second day of the trading period for such subscription rights; in such case, UBS New York will credit any proceeds resulting from such sale to your Employee Benefit Plan Account according to your pro rata entitlement. In case there is no official trading of subscription rights, your subscription rights will forfeit if you do not give instructions in due time to UBS New York (or its nominee, as applicable).
(b) Neither UBS New York nor the nominee will take the following actions:
(i) UBS New York or its nominee, as the case may be, will not exercise any shareholder rights in or with regard to any shareholders’ meeting other than any voting rights as specified in Section 4.3(c) above or such rights, e.g. registration rights, legally required for the exercise of voting rights. Accordingly, UBS New York or its nominee, as the case may be, will not, in particular, but not limited to, exercise any rights on speech, submitting applications (Anträge) or on putting any questions or submitting any proposals on the agenda or raising any formal veto (Widerspruch) against any shareholders’ resolutions;
(ii) UBS New York or its nominee, as the case may be, generally will not grant any proxy to you which would allow you to attend in person or by proxy, physically or by remote access, any shareholders’ meeting. The granting of any such proxy will be subject to the Company’s prior approval; and
(iii) UBS New York or its nominee, as the case may be, will not assert any claims, in particular any claims on voidance (Anfechtungsklagen) or claims on nullity (Nichtigkeitsklagen) against any shareholders’ resolutions or other shareholder claims against Customer or any of its board members.
You acknowledge that any action taken by the Company affecting the Plan securities in form or content without requiring shareholder action, in particular, but not limited to any share splits or any change from registered to bearer shares, will be effectuated automatically by UBS New York or its nominee, as the case may be.
5. Company’s Share Register
5.1 UBS New York or its nominee, as applicable, will be registered in the Company’s share register as your proxy shareholder (Legitimationsaktionär) as regards the Siemens Shares you hold pursuant to the Plans. As a result, under German law, only UBS New York (or its nominee, as the case may be) may be recognized by the Company as a shareholder of the Company. This means, in turn, that you are not legally entitled to directly exercise shareholder rights, including attending shareholder meetings in person or electronically. Instead UBS New York or its nominee, as the case may be, will be required where permitted by law to pass on entitlements to you. For details on such services, see Sections 4 and 4A above.
5.2 UBS New York may from time to time propose modifications to the shareholding and registration arrangements envisaged by this Agreement. In particular, UBS New York may propose to substitute you in place of UBS New York (or its nominee, as applicable) as the party inscribed as shareholder in the Company’s share register. If such substitution is implemented, you will retain legal and beneficial ownership of your Siemens Shares, but in addition you will also be recognized by the Company, in accordance with German law, as its shareholder. As a result of any such implementation you should be allowed to attend and directly vote at the Company’s shareholders’ meetings, all subject to German law and the Company’s Articles of Association. Such implementation would also mean that UBS New York would cease performing those aspects of the services hereunder that permit or require it to exercise shareholder rights on your behalf.
The implementation of any such arrangement proposed by UBS New York shall be subject to the prior agreement of the Company. To the extent that any such arrangement shall be proposed by UBS New York and approved by the Company in accordance with this paragraph, you hereby consent to such arrangement and authorize UBS New York to take such actions (including amending this Agreement) as shall be necessary or desirable to implement such arrangement, subject to the approval of such actions by the Company in accordance with this paragraph. In addition, the Plan rules and related documentation will be amended by the Company accordingly. You will be informed of any such modifications and actions, and of any material changes in your rights resulting therefrom.
6. Custody of Additional Sums; Instructions
6.1 Subject to your instructions in accordance with the Plans, UBS New York shall maintain custody in the Employee Benefit Plan Account of all sums of money that it collects in connection with your Siemens Shares (e.g. dividends). To the extent required under the applicable tranche of the Plans, UBS New York shall reinvest dividends in additional Siemens Shares and/or Fractional Shares as provided in Section 4.3(c) and pay any other sums received in respect of your Siemens Shares or resulting from sale of rights attached thereto, e.g. proceeds from the sale of subscription rights, into a proceeds account for your benefit.
6.2 Subject to and in accordance with the Plans, you will be entitled to place orders at any time to sell or transfer Siemens Shares held in the Employee Benefit Plan Account. Transfer requests and sell orders must be made using the Site or the call center (as described below). UBS New York or a registered broker-dealer, as appropriate, shall transfer such Siemens Shares or effectuate sell orders upon such request.
7. Additional Custodial Provisions
7.1 UBS New York undertakes to refrain from disposing of or encumbering the securities in the Employee Benefit Plan Account in the absence of your instructions.
7.2 Before exercising the shareholders’ rights in respect of your Siemens Shares, UBS New York (or its nominee, as the case may be) shall obtain your instructions and shall comply with these instructions. Notwithstanding anything to the contrary herein, UBS New York is not obligated to verify the compliance of your instructions with the provisions of the Plans, and in no event shall UBS New York be obligated to act contrary to applicable law.
7.3 To the extent required under the applicable tranche of the Plan, UBS New York shall remit or pay to you any amount it receives as a distribution on Siemens Shares or business activity relating to the Siemens Shares (e.g., profits and remuneration other than dividends including any proceeds from liquidation) in the Employee Benefit Plan Account or any proceeds from liquidation, or treat such amount in accordance with your instructions. UBS New York is entitled to deduct its expenses as described in Section 10.7 to the extent that such expenses are not paid by the Participating Group Company.

8. Fractional Shares
In accordance with the terms and conditions of the Plans, entitlements to fractional rights with respect to shares in accordance with the Plans (“Fractional Shares”) will be issued for residual cash amounts resulting from your investments under the Plans or upon occurrence of any event that results in investment or delivery of Siemens Shares in addition to the initial investment, such as reinvestment of dividends or delivery of Matching Shares pursuant to the Plans.
8.1 You acknowledge that UBS New York will, in its own name, also hold any Siemens Shares underlying Fractional Shares (“Underlying Siemens Shares”). In these cases, UBS New York, as the owner of the Underlying Siemens Shares, will be entitled to all shareholders’ rights arising from such shares. However, UBS New York undertakes not to exercise voting rights arising from Underlying Siemens Shares.
As regards Underlying Siemens Shares, UBS New York will be registered in its own name in the Company’s share register.
8.2 By virtue of this Agreement, UBS New York grants you an entitlement representing the cash equivalent of any proportion of the economic value of an Underlying Siemens Share corresponding to the residual cash amounts invested or acquired by you pursuant to the Plans. This entitlement is represented by your Fractional Share.
You shall also be entitled to claim for disbursement a cash amount corresponding to the dividend paid out for one Underlying Siemens Share in the same proportion as the ratio of your Fractional Share with respect to one Siemens Share (“Dividend Equivalent”). The amounts may be reduced to the extent necessary to reimburse UBS New York for withholding taxes and any other levies, applicable to the dividend, if any. You authorize and instruct UBS New York to reinvest your Dividend Equivalents in accordance with the provisions of the Plans.
UBS New York undertakes to:
(a) calculate your Fractional Shares in accordance with the provisions of the Plans;
(b) proceed with reinvestment of Dividend Equivalents paid with respect to the Fractional Shares in additional Siemens Shares in accordance with the provisions of the Plans;
(c) convert your Fractional Shares into Siemens Shares in accordance with the provisions of the Plans;
(d) cash out your Fractional Shares in accordance with the provisions of the Plans upon your instructions, or upon termination of this Agreement as provided for in Section 10.9. In the event of a cashing-out of Fractional Shares upon your instructions, UBS New York will be obliged to cash out only if you have submitted to it the details of a bank account to which the cash out amount shall be transferred. The cash out amount shall be calculated in accordance with Section 8.3.
8.3 You acknowledge that, in order to cash out Fractional Shares in accordance with Section 8.2(d), UBS New York will accumulate all cash out requests it receives under the Plans in a so called batch and will pay a cash amount to you corresponding to your proportionate share in the proceeds from the execution of the batch trade as described in Section 3.3 by the sale of Underlying Siemens Shares.

8.4 Section 4.2 and, to the extent applicable, Section 6, shall apply accordingly to the Underlying Siemens Shares and to the custody of the Underlying Siemens Shares.
9. Website
9.1 UBS New York has agreed with the Company to maintain a website (the “Site”) and call center to make available services in respect of the Plans.
9.2 Notwithstanding anything to the contrary herein (a) UBS New York may change the functionalities or the content of the Site at any time, or restrict the use of or access to the Site or individual functions thereof, as appropriate and necessary, and (b) you acknowledge and agree that services to you shall be subject to U.S. legal requirements. As a result, the Site, both in terms of form and functionality, and the services and functionalities that are available to U.S. Participants may differ from those that UBS Deutschland makes available to other participants in the Plans.
9.3 You must submit all purchase orders, requests for transfer and enrollment forms to UBS New York electronically through the Site or, as applicable, through the call center. Notwithstanding the previous sentence, the Company or the Participating Group Company shall have the discretion, on a case-by-case basis, to make arrangements to accept purchase orders and enrollment forms in writing.
9.4 UBS New York shall provide you with transaction confirmations promptly after each transaction relating to the Employee Benefit Plan Account. UBS New York will make such confirmations as well as annual account statements available to you through the Site.
9.5 If you act in breach of the rules established for the use of the Site, UBS New York may exclude you temporarily or permanently from the use of the Site. You are responsible for preventing and excluding any unauthorized use of your user identification and your password for the call center and the Site. If you become aware of any unauthorized use of your user identification and password, you must inform UBS New York accordingly, without delay.
9.6 UBS New York is not responsible for errors or damages which might arise from the use of e-mails or from an unauthorized use of your user identification and password in breach of the provisions of this Agreement, unless UBS New York was or should have been aware of such unauthorized use. All information provided to UBS New York in connection with use of the Site shall be recorded and stored, and kept available for checking by UBS New York’s management, auditors and by the regulatory authorities.
9.7 The Site shall contain specific electronic functionalities designed to submit instructions, requests, authorizations or personal details to UBS New York. This information may also be passed on through the call center provided by UBS New York. The transmission of instructions, requests or authorizations relating to your rights under the Plans and under this Agreement and the transmission of personal credit details (including credit card numbers), changes of address, communication in confirmation of a change of user identification and password or other time-sensitive instructions must not be sent to UBS New York via e-mail.
9.8 The Site shall be accessible through the internet by means of publicly available web browsers and software.
9.9 The Site does not represent any offer for the purchase or sale of securities and must not be regarded as providing advice in legal, tax and investment matters. UBS New York does not guarantee that any materials published on the Site by third parties are accurate, complete or up-

to-date. UBS New York shall not be liable for opinions and recommendations published on the Site by third parties.
9.10 The information available through the Site shows your entitlements under the Plans.
9.11 The information on the Site, including text, graphic presentation, illustrations and audio and video clips, is protected by copyrights, proprietary rights, trademarks and/or other intellectual property rights, and these are controlled or licensed by UBS New York, unless stipulated otherwise. The information contained on the Site may be used or printed out for personal use only. The materials provided on the Site may not be used without the prior written consent of the holder of the copyright or any other protected right.
9.12 If the Site contains links to other web pages containing information on other companies, organizations or persons, you acknowledge that these other web pages cannot be influenced by UBS New York. Accordingly, UBS New York is not responsible for the information or links to be found on such pages. UBS New York provides such links only as a service and has not tested or checked the software or information to be found on such web pages. The fact that UBS New York provides a link to another web page does not mean that UBS New York has access to such pages, their content or to the participants in the other web pages. Third parties not associated with UBS New York may make the links to these other web pages available.
10. Miscellaneous Provisions
10.1 General Terms and Conditions
Except as otherwise set forth in this Agreement, the terms and conditions set forth in UBS New York’s “General Terms and Conditions of Custody Accounts” as attached as Annex 1 hereto are applicable to you for purposes of this Agreement, as if such terms and conditions were fully set forth in this Agreement. In case of a conflict with the “General Terms and Conditions of Custody Accounts,” the provisions of the SMP Plan Rules (or, as applicable, the MIP Rules) and this Agreement shall prevail.
10.2 Responsibility to Update Data
You agree to cooperate with the Company or your employing Participating Group Company to ensure that data regarding you in the online administration system for the Plans, currently the EquatePlus system (including any successor system), is current, accurate and complete (including, but not limited to, your employment and resident status). You agree to cooperate with the Company and with your employing Participating Group Company to ensure that UBS New York has the correct data required with respect to taxes and levies due from you.
10.3 Sub-Contracting and Sub-Custodial Relationships
UBS New York may, at its sole discretion but subject to the Company’s prior written approval (a) subcontract part or all of the services described in this Agreement, and (b) enter into a sub-custodial arrangement for the custody and safekeeping of funds and securities of your Employee Benefit Plan Account. Such sub-contracting or sub-custodial relationships shall not affect the responsibilities of UBS New York under this Agreement.
10.4 Data Sharing and Confidentiality
You instruct UBS Deutschland to provide all necessary information and data to UBS New York that UBS New York may need to perform its duties under this Agreement, including, without limitation, all data available in the EquatePlus system relating to you. You acknowledge and accept that such data delivered to UBS New York shall no longer be protected by German banking secrecy or other data protection provisions, unless protected by applicable law or by standards agreed between UBS New York and the Company, and such data may become available to U.S. regulatory authorities without notice to you.
You have the right to revoke the consent with respect to your personal data as provided above. If, as a result of revocation of such consent, administration of your holdings under the Plans becomes no longer feasible, such revocation will lead to automatic termination of this Agreement.
10.5 Amendments
This Agreement may be amended or modified only in a written agreement signed by the parties hereto.
10.6 Modifications to Comply with Law
Notwithstanding Section 10.5 herein, UBS New York shall have the right to modify any of the services, products or functionalities provided under this Agreement and to impose restrictions on the types of transactions that U.S. Participants may effect with respect to Employee Benefit Plan Accounts, as required, in UBS New York’s reasonable discretion, to ensure compliance with U.S. legal and regulatory requirements. UBS New York shall inform you promptly prior to any such alteration.
10.7 Fees
You agree to pay the following amounts to UBS New York all fees and third-party expenses (including, without limitation, stock exchange fees) deriving from the sale of securities held in the Employee Benefit Plan Account pursuant to your instructions. Additionally, any share sale shall be charged with a fee of 0.40% of the transaction volume, minimum fee EUR 15.00. If transaction proceeds are lower than EUR 15.00, only 0.40% of the transaction volume will be charged. Such fees and expenses will be deducted from the proceeds of the sale prior to remittance of the cash amounts to you.
10.8 Taxes
You shall be responsible for all taxes and social security taxes arising in connection with the Employee Benefit Plan Account and the proportional amount attributable to you in the proceeds account. UBS New York will not accept tax exemption orders or non-assessment notes from you.
10.9 Term
(i) This Agreement shall terminate upon the termination of the Service Agreement between UBS Deutschland and the Company.
(ii) In addition, either UBS New York or you may terminate this Agreement by giving the other party one month’s written notice to the end of a month.
(iii) Notwithstanding the above, this Agreement shall terminate automatically without further notice in the event that you cease to be employed within the Siemens Group, with effect as of the date your employment ceases.

(iv) This Agreement shall terminate if you no longer have your place of work in the United States, its territories or dependencies and you accept and deliver a new trust and custody agreement under the Plans. In such case, your Siemens Shares and all other assets will be transferred to the custody account applicable to your new trust and custody agreement.
Upon termination of this Agreement pursuant to clauses (i), (ii) and (iii) of this Section you shall be entitled to return of the Siemens Shares in the Employee Benefit Plan Account, the transfer of the portion of the proceeds account attributable to you and disbursement of the cash amount resulting from a cashing-out of the Fractional Shares in accordance with the provisions of the Plans. UBS New York shall promptly issue you a statement of account in respect of expenses and earnings.
In the event of termination of this Agreement pursuant to clause (i) of this Section, UBS New York shall transfer the Siemens Shares in the Employee Benefit Plan Account, any portion of the proceeds account attributable to you, as well as the disbursement of the cash amount resulting from the cashing-out of your Fractional Shares, to the collective custody account of a newly appointed service provider as notified to UBS New York by the Company on your behalf.
In the event of termination of this Agreement pursuant to clauses (i), (ii) and (iii) of this Section, and in the absence of instructions from the Company about the transfer to a newly appointed service provider on your behalf, you shall provide instructions to UBS New York of your personal account(s) to which the Siemens Shares in the Employee Benefit Plan Account, any portion of the proceeds account attributable to you and the cash amount resulting from the cashing-out of Fractional Shares shall be either transferred or sold with a transfer of the sale proceeds attributable to you. UBS New York shall effect such transfer upon receipt of this information. In the event that you do not inform UBS New York of your account details within four months of the termination, UBS New York shall be entitled to promptly sell the respective Siemens Shares in the Employee Benefit Plan Account and transfer the sales proceeds, any portion of the proceeds account attributable to you as well as the disbursement of the cash amount resulting from the cashing-out of the your Fractional Shares, less applicable fees and expenses, to an account designated by the Company for your benefit.
Section 1(b) shall survive any termination of this Agreement.
10.10 Notices
Any notices to be sent or delivered under this Agreement shall be sent in accordance with the terms to which the parties agree from time to time.
10.11 Further Assurances
The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.
10.12 Indemnification
At the request of UBS New York, you shall entirely indemnify UBS New York in connection with all obligations arising from its exercise of shareholders’ rights under the Siemens Shares by UBS New York in accordance with this Agreement, unless UBS New York has acted contrary to your instructions. If UBS New York has already fulfilled any such obligation, then it may demand refund from you.

This indemnification also applies to any taxes and levies of any kind to be paid by UBS New York in connection with the Siemens Shares and Fractional Shares and the proportional amount attributable to you in the proceeds account.
You acknowledge that certain of UBS New York’s services are provided in the form of electronic communication and that UBS New York provides neither warranty nor guarantee (a) that these services will be provided without interruption and/or fault, (b) for the results arising out of the use of these services, and (c) for the execution in good time, accurateness, completeness or content of information or of transactions being provided by means of these services or in connection with the use of a software program by you.
UBS New York shall be generally liable to you for willful misconduct, gross negligence or omissions in performing its services under this Agreement and shall indemnify you to the extent that you incur any direct losses caused by any such willful misconduct, gross negligence or omission by UBS New York.
10.13 Waiver of Jury Trial
EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
10.14 Acceptance of Agreement; Governing Law
This Agreement shall be received and accepted by UBS New York in New York. Delivery by you of this Agreement to a representative of UBS Deutschland will not be considered receipt or acceptance by UBS New York. All decisions regarding this Agreement by UBS New York will be made in New York.
This Agreement, and all matters arising out of or relating to this Agreement and the transactions and agreements contemplated (including, without limitation, the interpretation, construction, performance and enforcement of this Agreement), shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of laws or similar provisions that could mandate or permit the application of laws of any other jurisdiction.
Annex:
Annex 1
General Terms and Conditions of Custody Accounts

FOR NON-U.S. PARTICIPANTS ONLY
SIEMENS GROUP
SHARE MATCHING PLAN
MONTHLY INVESTMENT PLAN
Schedule
Trust and Custody Agreement
Between, as the case may be,
(i) the SMP Eligible Employee or
(ii) the MIP Eligible Employee
- hereinafter the “Trustor” -
and
UBS Deutschland AG, Stephanstr. 14-16, 60313 Frankfurt am Main, Germany
- hereinafter the “Trustee”
- the Trustor and the Trustee hereinafter together the “Parties”
Capitalized terms used in this Trust and Custody Agreement (“Agreement”) and not defined herein shall have the meanings ascribed to them in the SMP Plan Rules and in the MIP Plan Rules respectively.
Preamble
The Company or, as the case may be, a Participating Group Company, offers
(i) to the Trustor being an SMP Eligible Employee to purchase Investment Shares and to receive Matching Shares under the SMP,
(ii) to the Trustor being a MIP Eligible Employee to purchase Siemens Shares under the MIP and, subject to the conditions as described in Section 5 of the SMP Plan Rules and Section 6 of the MIP Plan Rules, to contribute these Siemens Shares to the SMP.
The Trustee has been commissioned by the Company, acting on behalf of all Participating Group Companies, with the task of administering both the SMP and the MIP as well as any Siemens Shares acquired or received by the Trustor within the context of the SMP or the MIP and held in the Custody Account, as determined below.
To this end, the Parties establish a custody and trust relationship in order to authorize and regulate the exercise by the Trustee of sharehold2ers’ rights and to regulate the Parties’ respective rights and obligations in respect of Siemens Shares acquired or received under the SMP or the MIP by the Trustor as follows:

1. Conclusion of the Agreement
1.1 As regards the Trustor being an SMP Eligible Employee, this Agreement shall be validly concluded by submitting a purchase order during the Offering Period of the applicable Tranche in accordance with the terms and conditions of the SMP.
1.2 As regards the Trustor being a MIP Eligible Employee, this Agreement shall be validly concluded by submitting an enrollment form during the Offering Period of the applicable Tranche in accordance with the terms and conditions of the MIP.
1.3 Notwithstanding Sections 1.1 and 1.2 above, the Agreement shall not enter into effect, if the Trustee is prevented from entering into the Agreement by law (e.g. relating to anti-money-laundering or terror-financing).
1.4 Generally, purchase orders and enrollment forms shall be submitted to the Trustee electronically, i.e. via EquatePlus. However, on a case-by-case basis, Siemens or a Participating Group Company may also arrange for the submission of purchase orders and enrollment forms in writing.
2. Establishment of the Trusteeship / Authorization of the Trustee
2.1 Under the SMP and the MIP respectively, the Trustor becomes the legal owner of the Siemens Shares purchased or received under the SMP or the MIP (including, as the case may be, Investment Shares, Matching Shares and Conversion Shares or Siemens Shares resulting from a reinvestment of dividends) upon transfer of such shares to the Custody Account. This Agreement and, in particular, the authorizations granted to the Trustee hereunder, shall by no means adversely effect the Trustor’s title to such shares.
2.2 The Trustor hereby authorizes the Trustee to keep in custody the Siemens Shares he/she purchased or has been granted under the SMP or the MIP respectively, subject to delivery of such shares to the Trustee.
Therefore, the Trustor hereby authorizes and instructs the Trustee to open a custody account in the Trustee’s own name (“Custody Account”) and to hold the respective Siemens Shares purchased or received under the SMP or the MIP for custody therein. Siemens Shares held in the Custody Account are referred hereinafter as “Trust Shares”.
2.3 As soon as reasonably practicable after each transfer of Siemens Shares purchased or received under the SMP or the MIP to the Custody Account, the Trustee shall inform the Trustor via EquatePlus about both the number of Trust Shares credited to the Custody Account to the benefit of the Trustor in connection with the current transfer and the aggregate number of Trust Shares held in the Custody Account in the Trustor’s name.
2.4 The Trustor undertakes to make any declarations and to perform any measures required for the custody of the Trust Shares.
2.5 The Trustor being an SMP Eligible Employee or a MIP Eligible Employee hereby authorizes (ermächtigt) the Trustee pursuant to Section 185 of the German Civil Code (Bürgerliches Gesetzbuch — BGB) and instructs the Trustee
(i) to act on behalf of the Trustor regarding the transfer of title (Übereignung) of the Trust Shares,

(ii) to exercise on a fiduciary basis all shareholders’ rights with respect to the Trust Shares — except, however, for the entitlement to participate in and to exercise the voting rights arising from the Trust Shares in the Company’s annual and extraordinary shareholders’ meetings (Ermächtigungstreuhand, trust based on authorization),
(iii) to apply the amount of dividends received with respect to Trust Shares for the purchase of additional Siemens Shares or Fractional Shares as provided in Section 8.2 of the SMP Plan Rules and Section 7.4 of the MIP Plan Rules. Siemens Shares resulting from such reinvestment of dividends shall be held in the Custody Account and shall be subject to the provisions of this Agreement.
In addition to the authorizations granted under Section 2.5(i), (ii) and (iii) above, only the Trustor being a MIP Eligible Employee hereby also authorizes the Trustee pursuant to Section 185 BGB
(iv) to register itself in the Company’s share register as proxy shareholder (Legitimationsaktionär) of the Trust Shares in accordance with Section 3.2 below.
The Trustee accepts the trust and custody assignment as well as the authorization.
3. Registration in the Company’s Share Register
3.1 Registration of the Trustor being an SMP Eligible Employee
In accordance with Section 8.1 of the SMP Plan Rules, the Trustor shall be registered in the Company’s share register as regards the Trust Shares.
3.2 Registration of the Trustor being a MIP Eligible Employee
In accordance with Section 7.2 and 7.3 of the MIP Plan Rules and the authorization granted under Section 2.5(iv) above, the Trustee shall register itself temporarily in the Company’s share register as proxy shareholder (Legitimationsaktionär) of all Trust Shares.
3.3 Trustee’s assistance in registration
The Trustor expressly instructs the Trustee to make the necessary notifications and assist in any reasonable kind and by any reasonable means in effecting all registrations in the Company’s share register in accordance with this Agreement.
4. Content of the Trusteeship
4.1 The Trustee undertakes to keep in custody the Trust Shares on behalf of the Trustor and to exercise the legal power transferred to it by the Trustor on a fiduciary basis in its own name, but for the benefit of the Trustor.
4.2 The Trusteeship also applies to all sums of money which the Trustee shall collect in connection with the Trust Shares (e.g. dividends). The Trustee shall proceed with reinvestment of dividends in additional Siemens Shares and/or Fractional Shares as provided in Section 2.5(iii) above and pay any other sums received in respect to the Trust Shares or resulting from sale of rights attached thereto, e.g. proceeds from the sale of subscription rights, into a trust deposit clearing account.

4.3 The Trust Shares held in the Custody Account shall be freely transferable; therefore, the Trustor may instruct the Trustee at any time to execute a transfer or sale. Transfer requests and sell orders may be made using EquatePlus or the call center operated by or on behalf of the Trustee. The respective Trust Shares will be transferred or sold by the Trustee upon such request.
5. Obligations of the Trustee
5.1 The Trustee undertakes to refrain from any disposal and/or encumbrance (e.g. transfer/assignment, pledging, granting of usufruct, etc.) in respect of the Trust Shares. However, the Trustee shall execute a transfer or sale of all or part of the Trust Shares upon instruction of the Trustor.
5.2 Before exercising the shareholders’ rights assigned to the Trustee pursuant to this Agreement, the Trustee shall obtain the instructions of the Trustor and shall comply with these instructions. The Trustee is not obliged to verify the compliance of the Trustor’s instructions with the provisions of the SMP or the MIP. Where, in cases of urgency which do not allow for a delay, it is not possible to obtain the Trustor’s instructions in advance, the Trustee shall act, taking into account interests of the Trustor, according to its best judgment and with due consideration of its obligations.
5.3 The Trustee shall proceed with reinvestment of the dividends paid with respect to the Trust Shares in additional Siemens Shares and/or Fractional Shares as provided in Section 2.5(iii) above. The Siemens Shares resulting from such reinvestment of dividends shall be delivered and held in the Custody Account and subject to all provisions of this Agreement.
5.4 The Trustee undertakes to remit or pay to the Trustor any amount it receives as a result of the business activity relating to the Trust Shares (e.g. profits and any other remuneration other than dividends including any proceeds from liquidation), or apply such amount or to make use of it accordingly, as stipulated. The Trustee is entitled to deduct its expenses as described in Section 8 below to the extent that such expenses are not paid by the Participating Group Company.
5.5 The Trustee shall provide the Trustor with the transaction confirmation without undue delay after each transaction relating to the Trust Shares. Such confirmations as well as annual account statements will be made available via EquatePlus.
5.6 The Trustee may, subject to the Company’s prior approval, call on the services of third parties in fulfillment of its duties, or transfer these duties to third parties. The Trustee is responsible for such third party (section 278 BGB).
6. Fractional Shares
According to Section 7 of the SMP Plan Rules and Section 5 of the MIP Plan Rules, Fractional Shares will be issued for residual cash amounts resulting from the Trustor’s investments under the SMP or the MIP or upon occurrence of any event that results in investment or delivery of Siemens Shares in addition to the initial investment, such as reinvestment of dividends or delivery of Matching Shares.
6.1 The Trustor acknowledges that the Trustee will, in the Trustee’s own name, also hold Underlying Siemens Shares in the Custody Account. The Trustee, as the legal owner of the Underlying Siemens Shares, will be entitled to all shareholders’ rights arising from such shares. However, the Trustee will exercise such shareholders’ rights on a fiduciary basis and, notwithstanding the aforesaid, undertakes not to exercise voting rights arising from Underlying Siemens Shares.
As regards the Underlying Siemens Shares, the Trustee will be registered in its own name in the Company’s share register.
6.2 Content of the Trusteeship and Obligations of the Trustee
By virtue of this Agreement, the Trustor is granted by the Trustee an in personam entitlement vis-à-vis the Trustee representing the cash equivalent of the proportionate economic value of an Underlying Siemens Share. This entitlement is represented by his/her Fractional Share.
The Trustor shall also be entitled to claim for disbursement of a cash amount relating to the dividend paid out for one Underlying Siemens Share in the same proportion as the ratio of his/her Fractional Share with respect to one Siemens Share (“Dividend Equivalent”). The amounts may be reduced to the extent necessary to reimburse the Trustee the withholding taxes and any other levies, applicable to the dividend, if any. The Trustor hereby authorizes and instructs the Trustee to reinvest his/her Dividend Equivalents in accordance with the provisions of the SMP, or as the case may be, the MIP.
The Trustee undertakes to
(i) calculate the Trustor’s Fractional Shares in accordance with the provisions of the SMP and the MIP, in particular but not limited to the calculation of Fractional Investment Shares in accordance with Section 7.2 of the SMP Plan Rules, the calculation of Monthly Fractional Shares in accordance with Section 5.2 of the MIP Plan Rules and the calculation of Fractional Shares resulting from reinvestments of dividends in accordance with Section 8.2 of the SMP Plan Rules and Section 7.4 of the MIP Plan Rules, respectively,
(ii) proceed with reinvestment of Dividend Equivalents paid with respect to the Fractional Shares in additional Siemens Shares in accordance with the provisions of the SMP Plan Rules or, as the case may be, the MIP Plan Rules,
(iii) convert the Trustor’s Fractional Shares into Conversion Shares in accordance with Section 7.4 of the SMP Plan Rules and Section 5.4 of the MIP Plan Rules respectively,
(iv) cash out the Trustor’s Fractional Shares in accordance with Section 7.7 of the SMP Plan Rules and Section 5.6 of the MIP Plan Rules upon a respective order of the Trustor, or upon termination of this Agreement as provided for in Section 15 of this Agreement. In the event of a cashing-out of Fractional Shares upon Trustor’s order, the Trustee will only be obliged to cash out, if the Trustor has submitted to it the details of a private bank account to which the cash out amount shall be transferred. The cash out amount shall be calculated in accordance with Section 6.3 below.
6.3 The Trustor acknowledges that the Trustee, in order to cash out Fractional Shares in accordance with Section 6.2(iv) above, will accumulate all cash out requests of SMP and/or MIP Participants in a so called batch and will pay a cash amount to the Trustor corresponding to the Trustor’s proportionate share in the proceeds from the execution of the batch trade as described in Section 7.2 of this Agreement by the sale of Underlying Siemens Shares.
6.4 Sections 2.3 and 2.4 and, to the extent applicable, Sections 4 and 5 of this Agreement shall apply accordingly to the Underlying Siemens Shares and to the trust and custody assignment regarding the Underlying Siemens Shares.

7. Trading Rules Applying to the Sale of Trust Shares and/or Fractional Shares
7.1 The Trustee will execute the Trustor’s orders regarding the transfer or sale of Trust Shares and/or Fractional Shares in accordance with the first-in-first-out principle. This means that upon execution of a transfer and/or sales order placed by the Trustor those Trust Shares and/or Fractional Shares will be sold and cleared from the Custody Account that the Trustor acquired first. The Trustor acknowledges that the application of the first-in-first-out principle may result in the loss of his/her entitlement to Matching Shares due to interruption of the Vesting Period as regards those Trust Shares and/or Fractional Shares which, at the time the Trustor’s transfer and/or sales order is executed, will have been purchased in the context of the oldest SMP or MIP Tranche and which, consequently, will have been deposited in the Custody Account for the longest time.
7.2 The Trustor further acknowledges that all sales orders placed by SMP and/or MIP Participants that relate to a full number of Trust Shares (e.g. 25.0 or 138.0 Trust Shares) will be executed immediately and individually, i.e. at the current stock market price of the Siemens Share as of execution of an order (straight through sale). In contrast, sales orders that exclusively relate to or partly include fractional amounts of Trust Shares (e.g. 0.531 or 87.657 Trust Shares), will be accumulated in a so called batch. This batch will be closed and executed once per trading day, i.e. all orders pooled in it will be executed on the basis of the same stock market price of the Siemens Share which could differ from the stock market price of the Siemens Share at the time the Trustor placed his/her sales order (batch trade).
8. Remuneration, Refund of Expenses
8.1 Except as provided otherwise below, the Trustee shall not be entitled to any fees or charges or reimbursement of costs or expenses from the Trustor.
8.2 The Trustee shall be entitled to refund for any expenses (including any statutory value added tax, if applicable) which are incurred by the Trustee due to its proper fulfillment of this Agreement.
8.3 Unless stipulated otherwise in this Agreement, the remuneration and reimbursement of cost and expenses of the Trustee in relation to its services rendered under this Agreement are governed by separate agreement between the Trustee and the Company.
8.4 The Trustor shall bear all fees and third-party expenses (e.g., stock exchange fees) deriving from the sale of his/her Trust Shares held in the Custody Account. Additionally, any share sale shall be charged with a fee of 0.40% of the transaction volume, minimum fee EUR 15.00. If transaction proceeds are lower than EUR 15.00, only 0.40% of the transaction volume will be charged. Such fees and expenses will be deducted from the proceeds of the sale prior to remittance of the cash amounts to the Trustor.
9. Communication / Use of the “EquatePlus” Online Administration System
9.1 For the purposes of communication with the Trustee, the Trustee shall make available to the Trustor an Internet web page set up on request of the Company within the Trustee’s online administration system “EquatePlus” in order to administer the Trust Shares and/or Fractional Shares in accordance with the following terms of this Section 9, and shall grant the Trustor the corresponding entry and access rights.

9.2 The Trustee can change the functionalities or the content of this web page at any time, or restrict the use of or access to the web page or individual functions thereof, as appropriate and necessary. If the Trustor acts in breach of the rules established for the use of this web page, the Trustee may exclude him/her temporarily or permanently from the use of this web page.
9.3 The Trustor is responsible for preventing and excluding any unauthorized use of his/her user identification and his/her password for the call center and the web page. If the Trustor becomes aware of any unauthorized use of his/her user identification and of his/her password, he/she must inform the Trustee accordingly, without delay.
9.4 The Trustee is not responsible for errors or damages which might arise from the use of e-mails or from an unauthorized use of the Trustor’s user identification and password in breach of the provisions of this Agreement, unless the Trustee was or should have been aware of such unauthorized use. All information provided to the Trustee in connection with use of the web page shall be recorded and stored, and kept available for checking by the Trustee’s management, auditors and by the regulatory authorities.
9.5 The web page shall contain specific electronic functionalities designed to submit instructions, requests, authorizations, or personal details to the Trustee. This information may also be passed on through the call center provided. The transmission of instructions, requests or authorizations relating to the rights of the Trustor in accordance with the SMP and the MIP, respectively, and to the Trust Shares and/or Fractional Shares and the transmission of personal credit details (including credit card numbers), changes of address, communication in confirmation of a change of user identification and pass word or other time-sensitive instructions must not be sent to the Trustee via e-mail.
9.6 The web page shall be accessible through the Internet by means of publicly available web browsers and software.
9.7 Such web page does not represent any offer for the purchase or sale of securities and must not be regarded as providing advice in legal, tax and investment matters. The Trustee does not guarantee that any materials published on this web page by third parties are accurate, complete and up-to-date and shall not be liable for opinions and recommendations published on this web page by third parties.
9.8 The information available through the EquatePlus web page is the official record of the Trustor’s entitlements under the SMP and the MIP respectively.
9.9 The information on this web page, including text, graphic presentation, illustrations and audio and video clips, is protected by copyrights, proprietary rights, trademarks and/or other intellectual property rights and these are controlled by the Trustee, unless stipulated otherwise. The information contained therein may be used or printed out for personal use only. The materials provided on this web page may not be used without the prior written consent of the holder of the copyright or any other protected right.
9.10 If such web page contains links to other web pages containing information on other companies, organizations or persons, the Trustor acknowledges that these other web pages cannot be influenced by the Trustee. Accordingly, the Trustee is not responsible for the information or links to be found on such pages. The Trustee provides such links only as a service and has not tested or checked the software or information to be found on such web pages. The fact that the Trustee provides a link to another web page does not mean that the Trustee has access to such pages, their content or to the participants in this other web page.

Third parties not associated with the Trustee may make the links to these other web pages available.
10. Personal Data
The Parties acknowledge, that the Trustor has agreed, agrees, or will agree, in connection with his/her participation in the SMP and the MIP respectively, to the collection, processing and use of his/her personal data in the manner, and under the circumstances, described in the Data Privacy Consent Declaration, which is attached as Exhibit 1, and the documents cited therein. The Trustee and any third parties involved by it pursuant to Section 5.6 shall be entitled to handle the Trustor’s personal data in the same said manner and under the same said circumstances to the extent that it serves the purposes and the execution of this Agreement.
The Trustor acknowledges that he/she has the right to revoke the consent with respect to his/her personal data described above. The administration of the Trustor’s holdings under the Plans being no longer feasible after such revocation, it will lead to automatic termination of the Trust and Custody Agreement governed by the provisions of Section 15 below.
11. Taxes and Levies
The Trustor is debtor of, and responsible for, all taxes and social security levies arising in connection with the Trust Shares and Fractional Shares and the proportional amount attributable to the Trustor in the trust deposit clearing account. The Trustor is responsible for passing on to the Trustee the correct data required for the calculation and payment of taxes and levies due from the Trustor. The Trustee can not accept exemption orders (Freistellungsaufträge) of the Trustor and non-assessment notes.
12. Indemnification/Liability
12.1 At the request of the Trustee, the Trustor shall entirely indemnify the Trustee in connection with all obligations arising from the fiduciary exercise of shareholders’ rights under the Trust Shares by the Trustee in accordance with this Agreement, unless the Trustee has acted contrary to the instructions of the Trustor. If the Trustee has already fulfilled any such obligation, then it may demand refund from the Trustor.
12.2 This indemnification also applies to any taxes and levies of any kind to be paid by the Trustee in connection with the Trust Shares and Fractional Shares and the proportional amount attributable to the Trustor in the trust deposit clearing account.
12.3 The Trustor is aware that certain of the Trustee’s services are provided in the form of electronic communication and that the Trustee provides neither warranty nor guarantee (1) that these services will be provided without interruption and/or fault, (2) for the results arising out of the use of these services, and (3) for the execution in good time, accurateness, completeness or content of information or of transactions being provided by means of these services or in connection with the use of a software program by the Trustor.
12.4 Where it is not possible for one party to fulfill any contractual obligation due to reasons of force majeure, this failure to fulfill does not represent a breach of contract as long as the case of force majeure persists and the relevant party applies all necessary and reasonable efforts, including the application of alternative resources, to fulfill its contractual obligation to the greatest possible extent. The party hindered in fulfillment of its contractual obligations by an instance of force majeure must inform the other party accordingly, without delay, describing the instance of force majeure in detail.

13. Clarification of Risk
The Trustor confirms that he/she is aware of the risks associated with securities services and ancillary securities services and of the risk to lose the invested capital in part or in total.
14. Transfer of Rights
The Trustor must inform the Trustee without delay if he/she transfers to any third party any individual, or all, claims and rights arising from this Agreement.
15. Termination of Contractual Relationships
15.1 Both the Trustee and the Trustor may properly terminate this contractual relationship with 1 (one) month’s written notice to the end of a month. The right to extraordinary termination remains unaffected. In any case this contractual relationship ends with the termination of the Service Agreement between the Company and the Trustee with respect to the administration of the SMP and the MIP respectively.
Notwithstanding the above, this Agreement shall also terminate automatically without further notice in the event that the Trustor leaves Siemens Group with effect as of the date of the Trustor’s departure from Siemens Group or revokes the consent for use of personal data as provided in Section 10 above.
15.2 Upon termination of this Agreement, the Trustor holds a claim against the Trustee for return of the Trust Shares, the transfer of the portion of the trust deposit clearing account attributable to the Trustor and disbursement of the cash amount resulting from a cashing-out of the Fractional Shares in accordance with Section 7.7 of the SMP Plan Rules and Section 5.6 of the MIP Plan Rules. The Trustee must issue to the Trustor the statement of account in respect of expenses and earnings, without delay.
15.3 In the event of termination of this Agreement due to the termination of the Service Agreement between the Company and the Trustee, the Trustee shall transfer the Trust Shares, any portion of the trust deposit clearing account attributable to the Trustor, as well as the disbursement of the cash amount resulting from the cashing-out of the Trustor’s Fractional Shares to the collective custody account of a newly appointed service provider as notified to the Trustee by the Company on behalf of the Trustor.
15.4 In the event of termination of this Agreement for any reason, the Trustor shall notify the Trustee of his/her personal account(s) to which the Trust Shares, any portion of the trust deposit clearing account attributable to the Trustor and the cash amount resulting from the cashing-out of Fractional Shares shall be transferred. The Trustee shall effect such transfer upon reception of this information. In the event that the Trustor does not inform the Trustee of his/her account details within four months of the termination, the Trustee shall be entitled to sell the respective Trust Shares without undue delay and transfer the sales proceeds, any portion of the trust deposit clearing account attributable to the Trustor as well as the disbursement of the cash amount resulting from the cashing-out of the Trustor’s Fractional Shares, less applicable fees and expenses, to an account designated by the Company on behalf of the Trustor.
16. Miscellaneous
16.1 The Trustor shall inform the Trustee of any changes in his/her personal data via the online administration system “EquatePlus” or via the call center without undue delay.

16.2 Any changes and/or additions to this Agreement, including to this Section, must be applied in written form to be effective.
16.3 This Agreement is subject to German law. The place of jurisdiction for all disputes arising out of and connected with this Agreement is — to the extent permissible — Frankfurt am Main, Germany.
16.4 If any provision of this Agreement should be or become ineffective, in part or in full, this does not result in the other provisions being ineffective. The Parties agree to replace the ineffective provision with an effective provision that as closely as possible achieves the sense and purpose — particularly from an economic point of view — of the ineffective provision, or what would have been agreed if the ineffectiveness of the provision had been realized at the time of drafting.
16.5 The same applies should this Agreement be found to contain any gap.
16.6 The Trustee’s General Business Conditions attached as Exhibit 2 apply supplementary. In case of a conflict, the provisions of the SMP Plan Rules, the MIP Plan Rules and this Agreement shall prevail.
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